                                                                    EXHIBIT 10.2

                              PROJECT DEVELOPMENT

                                      AND

                             CONSTRUCTION CONTRACT

                     BETWEEN AT&T SUBMARINE SYSTEMS, INC.

                                      AND

                            GLOBAL TELESYSTEMS LTD.

                               TABLE OF CONTENTS

                         GENERAL TERMS AND CONDITIONS


Article                                                                     PAGE
-------                                                                     ----
1     Provision of System...................................................   1
2     Documents Forming the Entire Contract.................................   2
3     Definitions...........................................................   2
4     Contract Price........................................................  11
5     Terms of Payment by Purchaser.........................................  14
6     Contract Variations...................................................  17
6A.   Optional Upgrades.....................................................  18
7     Responsibilities for Permits..........................................  19
8     Route Survey..........................................................  20
9     Acceptance............................................................  21
10    Warranty..............................................................  25
11    Contractor Support....................................................  28
12    Purchaser's Obligations...............................................  28
13    Termination for Default...............................................  29
14    Termination for Convenience...........................................  31
15    Suspension............................................................  34
16    Title and Risk of Loss................................................  35
17    Force Majeure.........................................................  36
18    Intellectual Property.................................................  38
19    Infringement..........................................................  43
20    Safeguarding of Information and Technology............................  44
21    Export Control........................................................  45
22    Liquidated Damages....................................................  45
23    Limitation of Liability/Indemnification...............................  46
24    Counterparts..........................................................  47
25    Design and Performance Responsibility.................................  47
26    Product Changes.......................................................  48
27    Risk and Insurance....................................................  48
28    Plant and Work Rules..................................................  51
29    Right of Access.......................................................  51
30    Quality Assurance.....................................................  53
31    Documentation.........................................................  53
32    Training..............................................................  53
33    Settlement of Disputes/Arbitration....................................  53
34    Applicable Law........................................................  54
35    Notices...............................................................  54
36    Publicity and Confidentiality.........................................  55
37    Assignment............................................................  55
38    Relationship of the Parties...........................................  56
39    Successors Bound......................................................  56
40    Article Captions......................................................  57


Article                                                                     PAGE
-------                                                                     ----
41    Severability.........................................................   57
42    Survival of Obligations..............................................   57
43    Non-Waiver...........................................................   57
44    Language.............................................................   57
45    Entire Agreement.....................................................   57
46    Coming into Force....................................................   58

                                                                    EXHIBIT 10.2

                            PROJECT DEVELOPMENT AND
                             CONSTRUCTION CONTRACT
                     BETWEEN AT&T SUBMARINE SYSTEMS, INC.
                          AND GLOBAL TELESYSTEMS LTD.


          This Project Development and Construction Contract ("Contracts) is made this 18th day of March 1997 between AT&T Submarine Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, of the United States of America, and having an office at 340 Mt. Kemble Avenue, Morristown, New Jersey, 07962-1923 of the United States of America (hereinafter "Contractor") and Global Telesystems Ltd., a corporation organized and existing under the laws of Bermuda, and having an office at Cedar House, 41 Cedar Avenue, Hamilton HM12 Bermuda (hereinafter "Purchaser").

          WHEREAS, Purchaser desires to establish a fiber optic submarine cable system, to be known as the Atlantic Crossing 1 Submarine Cable System (hereinafter, and as more fully defined herein, the "System"), which will be used to provide service between and among the United States mainland, United Kingdom and Germany; and

          WHEREAS, the System will consist of the following Segments:

          Segment 1: From United Kingdom to New York, United States;

          Segment 2: From New York, United States to Germany; and

          Segment 3: From Germany to United Kingdom; and

          WHEREAS, Contractor is in the business of designing, constructing, installing, supplying, delivering, manufacturing, operating, and maintaining fiber optic submarine cable systems and is familiar with the general business of the fiber optic submarine cable system industry; and

          WHEREAS, Purchaser seeks to purchase and own the System and wishes to engage Contractor to perform the Work and Upgrade Work; and

          WHEREAS, Contractor is willing to perform the Work on a turn-key, fixed-price basis in accordance with and subject to the terms hereof; and

          WHEREAS, Contractor is willing to perform the Upgrade Work on a turn-key, fixed-price basis in accordance with and subject to the terms hereof.

          NOW THEREFORE, IT HAS BEEN AGREED AS FOLLOWS

ARTICLE 1   PROVISION OF SYSTEM
-------------------------------

          In consideration of the Contract Price and the Upgrade Prices, the Contractor agrees to undertake the Work and the Upgrade Work and to provide the Purchaser with the

System meeting the System Performance Requirements on or before the Scheduled RFS Date and the System Upgrades meeting the requirements of Article 6A, all in accordance with the terms hereof.

ARTICLE 2   DOCUMENTS FORMING THE ENTIRE CONTRACT
-------------------------------------------------

          This Contract consists of these commercial Terms and Conditions and the following documents (in the form of attachments, including appendices, attached hereto), which shall be read and construed as part of the Contract:

     .    Technical Volume (includes Route Information), Appendix 5
     .    Plan of Work, Appendix 3, Upgrade Plan of Work, Appendix 3A
     . Provisioning Schedule, Appendix 1, Upgrade Provisioning Schedule, Appendix 1A
     .    Billing Schedule, Appendix 2, Upgrade Billing Schedule, Appendix 2A
     .    Invoice Format, Appendix 4

          In the event of any inconsistency between the Terms and Conditions and the above listed documents, the Terms and Conditions shall prevail. The Appendices listed above have no order of precedence.

ARTICLE 3   DEFINITIONS
-----------------------

          Definitions are as described in the specific Articles. Except as otherwise defined the following definitions shall apply throughout the Contract:

          AAA has the meaning set forth in Sub-Article 33(B).

          ACCEPTANCE TESTING means (i) with respect to a Segment or the System, the tests described in the System Commissioning and Acceptance section of the Technical Volume or developed pursuant to such section by mutual agreement of the Parties (with 15 days prior notice to the Independent Engineer) and reasonably designed to verify that such Segment or the System meets the applicable Performance Requirements and (ii) with respect to any System Upgrade, the tests described in the System Commissioning and Acceptance section of the Technical Volume or developed pursuant to such section by mutual agreement (with 15 days prior notice to the Independent Engineer) of the Parties and reasonably designed to verify that the System Upgrade meets the applicable Performance Requirements.

          ACCESS RIGHTS means all ownership, easement and/or other property rights necessary to access and occupy the sites for cable stations in order to own, operate and maintain the System.

          ACTUAL KNOWLEDGE means the actual knowledge of any executives with management responsibility for the Contract.

          ASSIGNMENT has the meaning set forth in Sub-Article 37(A).

          BANKRUPTCY EVENT means an event specified in Sub-Article 13(A)(3) or 13(A)(4) with Contractor as the "other Party".

          BILLING SCHEDULE means a billing schedule attached hereto as Appendix
     2.

          CAPACITY PURCHASE AGREEMENT means the Capacity Purchase Agreement substantially in the form agreed by the Parties on the date this Contract comes into force in accordance with Article 46.

          CERTIFICATE OF COMMERCIAL SERVICE means a certificate issued by Purchaser to Contractor certifying that a Segment, the System or a System Upgrade is Ready for Commercial Service.

          CERTIFICATE OF FINAL ACCEPTANCE means a certificate issued by Purchaser to Contractor certifying that the System or a System Upgrade is Ready for Final Acceptance.

          CERTIFICATE OF PROVISIONAL ACCEPTANCE means a certificate issued by Purchaser to Contractor certifying that a Segment, the System or a System Upgrade is Ready for Provisional Acceptance.

          CIBC COMMITMENT LETTER means the Atlantic Crossing 1 Commitment Letter to be entered into among the Purchaser, CIBC Wood Gundy Securities Corp. and CIBC Inc. providing for loans to Purchaser in an aggregate amount of $410,000,000.

          COMMISSIONING REPORT has the meaning set forth in the System Commissioning and Acceptance section of the Technical Volume.

          CONFIDENTIAL INFORMATION has the meaning set forth in Sub-Article
     36(B).

          CONSENT means a Consent and Agreement to be entered into among Contractor, Purchaser and the financing parties described in Sub-Article 37(C) and substantially in the form agreed by the Parties on the date this Contract comes into force in accordance with Article 46.

          CONTINGENCY ACCOUNT means the Contingency Account to be created under the Escrow and Security Agreement.

          CONTRACT means this agreement, specifically consisting of the documents described in Article 2, and shall be deemed to include any amendments thereto or Contract Variations pursuant to Article 6 (Contract Variations).

          CONTRACTOR means the entity that has executed this Contract as the Contractor (AT&T Submarine Systems, Inc.) and that will be responsible for the performance of the Work (and if applicable, Upgrade Work) under this Contract and shall include its permitted successors and/or assigns.

          CONTRACT PRICE means the Initial Contract Price, plus any variations pursuant to Article 6 (Contract Variations), Taxes as set forth in Sub-
     Article 4(B) and other adjustments to the Contract Price provided for in this Contract.

          CONTRACT TAXES has the meaning set forth in Sub-Article 4(B)(1).

          CONTRACT VARIATION has the meaning set forth in Sub-Article 6(A).

          DATE OF COMMERCIAL SERVICE, PROVISIONAL ACCEPTANCE OR FINAL ACCEPTANCE means the date that Purchaser receives a Commissioning Report or an Upgrade Commissioning Report, as the case may be, demonstrating that a Segment or the System or a System Upgrade, as the case may be, is Ready for Commercial Service, Ready for Provisional Acceptance or Ready for Final Acceptance.

          DEFAULT means an Event of Default or any event, condition or occurrence which with the giving of notice or passage of time or both would be an Event of Default.

          DELIVERABLE SOFTWARE has the meaning set forth in Sub-Article 18(C).

          DELIVERABLE TECHNICAL MATERIAL has the meaning set forth in Sub-
     Article 18(B).

          DISPUTE ACCOUNT means the Dispute Account to be created under the Escrow and Security Agreement.

          ESCROW AGENT means The Chase Manhattan Bank, in its capacity as escrow agent and security agent under the Escrow and Security Agreement, and its successors in such capacity.

          ESCROW AND SECURITY AGREEMENT means that Escrow and Security Agreement to be entered into by and among AT&T Submarine Systems, Inc., Global Telesystems Ltd. and The Chase Manhattan Bank, as amended from time to time.

          EVENT OF DEFAULT has the meaning set forth in Sub-Article 13(A).

          EXCLUDED TAX means (i) any franchise, excess profits, net worth, capital or capital gains Tax, as well as any Tax on doing business or imposed on net or gross income or receipts (including minimum and alternative minimum Taxes measured by any items of Tax preference), but in each case excluding Taxes that are or are in the nature of sales, use, excise, license, stamp, rental, ad valorem, value added or property Taxes;
     (ii) any Taxes imposed by a jurisdiction other than one in which (a) the Contractor is or is treated as engaged in activities contemplated by or in fulfillment of the Contract or (b) the Purchaser or its affiliates has a nexus to such jurisdiction and the Tax imposed is attributable to that nexus, (iii) Taxes imposed on the Contractor as a result of Contractor's gross negligence or willful misconduct and (iv) any import duty, other import related charges, sales or use tax, VAT or property tax imposed by the United States or any political subdivision thereof or Taxing authority therein in respect of Supplies brought into the United States for testing, modification or other similar purposes prior to being installed or used outside the United States.

          FINAL COMMISSIONING REPORT has the meaning set forth in the System Commissioning and Acceptance section of the Technical Volume.

          FINAL SURVEY REPORT means the final survey report described in Section
     1.1.4.2 of the Route Survey, Cable Loading and Marine Operations section of the Technical Volume.

          FINANCING DOCUMENTS means the agreements relating to the financing referred to in Sub-Article 37(C), including without limitation the financing, security and related documentation referred to in the CIBC Commitment Letter and the Holding Company Note Purchase Agreement and related documents.

          FINANCING EVENT OF DEFAULT means any event, condition or occurrence which would permit any party or parties to a Financing Document to terminate its commitments thereunder or accelerate Purchaser's obligations thereunder.

          FORCE MAJEURE has the meaning set forth in Sub-Article 17(A).

          *

          HOLDING COMPANY means Global Telesystems Holdings Ltd., a corporation organized and existing under the laws of Bermuda.

          HOLDING COMPANY NOTE PURCHASE AGREEMENT means a Note Purchase Agreement to be entered into between the Holding Company and the purchasers named therein providing for $150,000,000 in loans to Holding Company, as amended from time to time.

          INDEPENDENT ENGINEER means Conexart Technologies, Inc. or a similarly qualified successor in the capacity as the engineer to the financing sources specified in Sub-Article 37(C) who has agreed to be bound by the confidentiality provisions of this Contract and who is not affiliated with a competitor of Contractor.

          INFORMATION has the meaning set forth in Sub-Article 20(A).

          INITIAL CONTRACT PRICE has the meaning set forth in Sub-Article
     4(A)(1).


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

          INITIAL UPGRADE PRICE has the meaning set forth in Sub-Article
     4(A)(2).

          INTELLECTUAL PROPERTY has the meaning set forth in Sub-Article 18(A).

          LAWS means any laws, ordinances, regulations, rules, orders, proclamations, requirements of governmental authorities or treaties.

          MANUFACTURING MATERIALS has the meaning set forth in Sub-Article
     13(B).

          NEXUS TAX means any Tax imposed by way of withholding in respect of or in lieu of an Excluded Tax, but only to the extent such Tax would not have been imposed but for the nexus (other than as a consequence of the activities of the Contractor) of the Purchaser or its affiliate to the jurisdiction imposing the Tax.

          NON-SHIP COSTS has the meaning set forth in Sub-Article 10(A)(2).

          NOTICE OF TERMINATION has the meaning set forth in Sub-Article 14(A).

          OPERATIONS, ADMINISTRATION AND MAINTENANCE AGREEMENT means the Operations, Administration and Maintenance Agreement to be entered into between AT&T Submarine Systems, Inc. and Global Telesystems Ltd., as amended from time to time.

          OPTION PERIOD has the meaning set forth in Sub-Article 6A(B).

          PARTY(IES) means either of the Purchaser and/or the Contractor, as appropriate.

          PAYMENT ACCOUNT means the Payment Account to be created under the Escrow and Security Agreement.

          PAYMENT ESCROW DATE means the first date after the date hereof on which no funds remain in the Payment Account (or on which Contractor has invoiced an aggregate amount equal to the lesser of $275,000,000 and the aggregate amount deposited into the Payment Account and such amount has been paid (or deposited into the Dispute Account) or is due (or required to be deposited into the Dispute Account)).

          PERFORMANCE REQUIREMENTS means (i) with respect to a Segment or the System, the applicable System Performance Requirements set forth or to be developed by mutual agreement pursuant to the Transmission Performance section of the System Description section of the Technical Volume, (ii) with respect to any System Upgrade, the System Performance Requirements set forth in or to be developed by mutual agreement pursuant to the Technical Volume or (iii) in each case, such other Segment, System or System Upgrade performance levels as mutually agreed by the Parties, including impairment budgets.

          PERMITS means all Access Rights, permits, pipeline and cable crossing agreements, approvals, "no objections", permissions-in-principle, authorizations, consents, customs clearances, registrations, certificates, rights-of-way, certificates of occupancy, licenses, including without limitation, landing licenses, orders, vessel and crew authorizations/visas, permission for the operation of navigational aids and radio systems and similar authorizations necessary to complete the Work and operate and maintain the System (other than any of the foregoing (i) relating to the ownership, operation and maintenance of the System and not necessary until after the System is Ready for Final Acceptance, (ii) which is or would be needed by Purchaser to engage in any business outside the business of developing, owning and operating a submarine cable system or (iii) which is or would be needed at any time by any purchaser or lessee of capacity on the System).

          PHASE 2 SEGMENT means Segment 2 or Segment 3.

          PROVISIONING SCHEDULE means the price schedule attached hereto in Appendix 1.

          PURCHASER means Global Telesystems Ltd. and shall include its permitted successors and assigns.

          READY FOR COMMERCIAL SERVICE means (i) for any Segment, that (a) such Segment has the ability to carry commercial traffic between the two landing points of such Segment (at 5 Gb/s per fiber pair in the case of Segment 1 and at 10 Gb/s per fiber pair in the case of a Phase 2 Segment) meeting performance criteria of ITU-T G.826 as defined in the System Performance section of the Technical Volume and has line monitoring and protection switching capability, (b) Contractor has tested and provided for STM-1 interconnectivity capability to the Segment terminal equipment according to ITU-T G.826, (c) Contractor has substantially performed its obligations under Article 18 (Intellectual Property) then required to be performed by it, (d) all Permits are obtained for such Segment, and (e) unless both Parties agree otherwise, with respect to a Phase 2 Segment, the other Phase 2 Segment shall have satisfied the conditions set forth above, (ii) for the System, that the System has the ability to carry commercial traffic throughout the System (at 10 Gb/s per fiber pair) meeting performance criteria of ITU-T G.826 as defined in the System Performance section of the Technical Volume with self healing ring protection capability and per Segment protection capability, has line monitoring and per Segment protection switching capability and has network management capability, (b) Contractor has tested and provided for STM-1 interconnectivity capability to the System terminal equipment according to ITU-T G.826, (c) Contractor has substantially performed its obligations under Article 18 (Intellectual Property) then required to be performed by it, (d) an interconnect agreement is in place with a bona fide carrier at each landing point, and
     (e) all Permits are obtained for the System and (iii) for any System Upgrade, the System is Ready for Commercial Service at the capacity specified for such System Upgrade.

          READY FOR FINAL ACCEPTANCE means (i) for the System, that (a)(l) the System has successfully and continuously (other than by reason of Force Majeure in which case the test period shall be extended for a time period equal to the time period of such Force Majeure) functioned in compliance with the System Performance Requirements during the period of ninety (90) consecutive days after the Date of Provisional Acceptance or (II) if the System shall have failed to meet the System Performance Requirements at any time during such period (other than by reason of Force Majeure), the Contractor has corrected such failure and the System has successfully and continuously (other than by reason of Force Majeure in which case the test period shall be extended for a time period equal to the time period of such Force Majeure) functioned in compliance with the System Performance Requirements for such additional period of time not to exceed ninety (90) days (and not to end prior to the date 90 days after the Date of Provisional Acceptance) as reasonably determined by the Independent Engineer as being sufficient to confirm that such failure has been corrected and that no other failures are likely to appear and (b) all deficiencies noted in the Certificate of Provisional Acceptance have been corrected (other than minor deficiencies which will not affect the operation of the System, in respect of which an equitable adjustment to the Contract Price will be made) and (c) Contractor has complied in all material respects with Article 18 (Intellectual Property) and (ii) for any System Upgrade, that (a)(l) the System Upgrade has successfully functioned in compliance with the System Performance Requirements during the period of ninety (90) days after the Date of Provisional Acceptance of the System Upgrade or (II) if the System Upgrade shall have failed to meet the System Performance Requirements during such period, the Contractor has corrected such failure and the System Upgrade has successfully functioned in compliance with the System Performance Requirements for such additional period of time not to exceed ninety (90) days as reasonably determined by the Independent Engineer as sufficient to confirm that such failure has been corrected and (b) all deficiencies noted in the Certificate of Provisional Acceptance have been corrected (other than minor deficiencies which will not affect the operation of the System, in respect of which an equitable adjustment of the Contract Price will be made) and (c) Contractor has complied in all material respects with Article 18 (Intellectual Property).

          READY FOR PROVISIONAL ACCEPTANCE means (i) with respect to any Segment, (a) such Segment is complete in all material respects (and in any event is Ready for Commercial Service), (b) the results of Acceptance Testing of such Segment demonstrate that such Segment has satisfied the System Performance Requirements, (c) Contractor has substantially performed its obligations under Article 18 (Intellectual Property) then required to be performed by it, (d) all Permits are obtained for such Segment, and (e) unless both Parties agree otherwise, with respect to a Phase 2 Segment, the other Phase 2 Segment shall have satisfied the conditions set forth above,
     (ii) with respect to the System, the System is complete in all material respects (and in any event is Ready for Commercial Service), all three Segments are Ready for Provisional Acceptance with self-healing ring protection capability and per Segment protection capability and line monitoring and network management capability and (iii) with respect to any System Upgrade, the results of Acceptance Testing of such System

     Upgrade demonstrate that such System Upgrade is complete in all material respects and is sufficient to realize the Performance Requirements.

          REPRESENTATIVES has the meaning set forth in Article 36(B).

          REQUIRED AMOUNT means initially *.

          RETAINAGE means an amount equal to * of the Initial Contract Price.

          RETAINAGE LETTER OF CREDIT means a letter of credit issued by a bank reasonably satisfactory to Contractor with a face amount equal to the amount of the Retainage and substantially in the form agreed by the Parties on the date this Contract comes into force in accordance with Article 46.

          RETESTING has the meaning set forth in Sub-Article 9(B)(3).

          ROUTE SURVEY means the route survey described in the Route Survey, Cable Loading and Marine Operations section of the Technical Volume.

          SALES AGENCY AGREEMENT means the Sales Agency Agreement to be entered into between AT&T Submarine Systems, Inc. and Global Telesystems Ltd., as amended from time to time.

          SCHEDULED RFS DATE has the meaning set forth in Sub-Article 9(A).

          SCHEDULED UPGRADE DATE means for any System Upgrade, the date by which the Contractor agrees such System Upgrade will be Ready for Provisional Acceptance or Commercial Service.

          SEGMENT means Segment 1, Segment 2 or Segment 3, as the case may be.

          SEGMENT 1 means Segment C as defined in the Technical Volume from United Kingdom to New York, United States and landing in locations capable of interconnecting with major telecommunications carriers.

          SEGMENT 2 means Segment A as defined in the Technical Volume from New York, United States to Germany and landing in locations capable of interconnecting with major telecommunications carriers.

          SEGMENT 3 means Segment B as defined in the Technical Volume from Germany to United Kingdom and landing in locations capable of interconnecting with major telecommunications carriers.

          SHIP COSTS has the meaning set forth in Sub-Article 10(A)(2).

          SHIP PERIOD has the meaning set forth in Sub-Article 10(A).


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

          SUPPLIES means any and all materials, plant, machinery, equipment, hardware and items supplied by the Contractor under this Contract.

          SUSPENSION means a suspension in pursuant to Sub-Article 15(A) or 15(B).

          SYSTEM means the four fiber pair submarine cable system consisting of Segments 1, 2 and 3 (at a per fiber pair capacity of * Gb/s at the Date of Commercial Service or the Date of Provisional Acceptance, as the case may be, of the System, with each Segment upgradeable to * Gb/s per fiber pair at the Date of Provisional Acceptance) as more fully described in the System Description section of the Technical Volume.

          SYSTEM PERFORMANCE REQUIREMENTS has the meaning set forth in the System Description section of the Technical Volume.

          SYSTEM UPGRADE has the meaning set forth in Sub-Article 6A(A).

          TAX means any tax, duty, levy, charge or custom (including, without limitation, any sales or use tax, VAT or octroi duty relating to the Contract items and fiscal stamps connected with Contract legalization) imposed or collected by any taxing authority or agency (domestic or foreign).

          TECHNICAL VOLUME means the Technical Volume attached hereto as Appendix 5.

          UPGRADE BILLING SCHEDULE means the billing schedule attached hereto as Appendix 2A.

          UPGRADE COMMISSIONING REPORT has the meaning set forth in the System Commissioning and Acceptance section of the Technical Volume.

          UPGRADE PERIOD has the meaning set forth in Sub-Article 6A(E).

          UPGRADE PLAN OF WORK means the plan of work attached hereto as Appendix 3A.

          UPGRADE PRICE means, for any System Upgrade, the Initial Upgrade Price for such System Upgrade, plus any variations pursuant to Article 6 (Contract Variations), Taxes as set forth in Sub-Article 4(B) and other adjustments to such Upgrade Price provided for in this Contract.

          UPGRADE PROVISIONING SCHEDULE means the provisioning schedule attached hereto as Appendix 1A.

          UPGRADE WARRANTY PERIOD has the meaning set forth in Sub-Article
     10(A).


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

          UPGRADE WORK means the activities and services to be performed or provided by Contractor under Article 6A.

          UPGRADEABILITY LIABILITY LIMIT means at any time, the (i) the sum of the Initial Contract Price plus all of the Initial Upgrade Prices less, if
                                                                       ----
     the System shall have been upgraded to a capacity of * Gb/s or more per fiber pair, (ii) the product of (A) the sum of the Initial Contract Price plus all of the Initial Upgrade Prices and (B) the ratio of (I) the aggregate capacity (for all four fiber pairs) to which the System has been upgraded by System Upgrades to (II) * Gb/s.

          WARRANTY PERIOD has the meaning set forth in Sub-Article 10(A).

          WORK means all activities and services (other than the activities and services specified in this Contract to be provided by Purchaser) necessary to be performed or provided in developing, planning, designing, manufacturing, constructing, delivering, installing and testing the System, until the System is Ready for Final Acceptance, including without limitation, designating, coordinating and obtaining on behalf of Purchaser the Access Rights and obtaining all Permits. Whether or not used in conjunction with the term "Supplies", the term "Work" shall always be deemed to include the provision of the relevant Supplies, unless the context requires otherwise.

ARTICLE 4   CONTRACT PRICE
--------------------------

     A.   Contract Price

          1.   The initial Contract Price for the Work, in United States
               Dollars (US$) is a fixed fee of 625,909,438 dollars (the "Initial Contract Price"). The Initial Contract Price does not include the cost of optional upgrades which are described in Article 6A (Optional Upgrades), any contract variations as provided for in
               Article 6 (Contract Variations), any Taxes, services performed pursuant to the Operations, Administration and Maintenance Agreement, or services performed pursuant to the Sales Agency Agreement.

          2. The initial Upgrade Price for any Upgrade Work, in United States Dollars (US$) is the fixed fee set forth in Appendix 2A (the "Initial Upgrade Price"). No Initial Upgrade Price includes the cost any contract variations as provided for in Article 6 (Contract Variations), any Taxes, services performed pursuant to the Operations, Administration and Maintenance Agreement, or services performed pursuant to the Sales Agency Agreement.

     B.   Taxes, Levies and Duties

          1. The Initial Contract Price and each Initial Upgrade Price, as stated in Sub-Article 4(A) above, excludes any Tax. The Contract Price and each


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

               Upgrade Price shall without duplication be adjusted for any Tax imposed on or in connection with this Contract (including, without limitation, the execution and delivery of this Contract, the Work, the Upgrade Work and the Supplies, but excluding any Excluded Taxes) (any such Taxes, other than Excluded Taxes, are hereinafter referred to as "Contract Taxes"). Contractor has provided a good faith estimate of the Contract Taxes payable by the Purchaser; it being understood that the Contractor shall have no liability under this Contract or otherwise to the Purchaser for any errors or omissions in such estimate or any losses arising therefrom. The Contractor shall be responsible for any Excluded Tax that might be incurred by the Contractor as well as any Tax described in clause (iv) of the definition of Excluded Tax.

          2. The Purchaser will be ultimately responsible for the payment of all Contract Taxes (including, without limitation, Contract Taxes that are VAT, octroi duties relating to Contract items and fiscal stamps, etc. connected with Contract legalizations to the authorities in their countries). In the case of any Contract Taxes paid by the Contractor, the Contractor shall submit payment on the Purchaser's behalf and Contractor will be reimbursed by the Purchaser in accordance with Article 5 (Terms of Payment by Purchaser).

          3. The Contractor agrees to use reasonable efforts including, without limitation, by registering for VAT and any applicable sales Taxes in any country, state or other jurisdiction where legally required, to cooperate with and assist Purchaser in its efforts (i) to have Supplies which are the subject of this Contract made exempt from Contract Taxes, whether in the manufacture of the Supplies or related to the importation or location or installation of the Supplies, (ii) to request revisions, drawbacks, remissions, reclassifications or the like to the jurisdictions identified by the Purchaser; or (iii) to reduce or eliminate Contract Taxes (including the provision of applicable certifications and forms) and to obtain any available refunds of Contract Taxes, provided that the Contractor shall not
                                          ---------
               be required to act other than in accordance with the relevant
               Laws then in force. The Purchaser shall reimburse the Contractor, in accordance with Article 5, for any costs (including the reasonable fees and expenses of legal counsel, accountants and other advisors) incurred by the Contractor under this Sub-Article 4(B)(3) provided that Purchaser was notified and has consented to
                       --------
               the incurrence of such costs, fees and expenses. Contractor shall not be required to cooperate with and assist Purchaser in its efforts under this Sub-Article 4(B)(3) or to take any action hereunder which in the Contractor's good faith judgment would incur any costs or if in Contractor's good faith judgment it would be advisable to obtain the advice of counsel, accountants or other advisors prior to cooperating with or assisting purchaser or taking any action, unless in each case,

               Purchaser has agreed to reimburse Contractor under the foregoing proviso.

          4. Prior to the Date of Provisional Acceptance with respect to the System or any System Upgrade, the Contractor shall provide evidence of having made all payments for Taxes included in the Contract Price or Upgrade Price or described in clause (iv) of the definition of Excluded Taxes, other than VAT due on payments of the Contract Price or Upgrade Price made on or after the Date of Provisional Acceptance of the System or System Upgrade, which evidence shall be provided within sixty (60) days of the date of each such payment.

          5. As part of Work or any Upgrade Work, the Contractor shall obtain, on Purchaser's behalf, any import license or other official authorization and carry out all customs formalities necessary for the importation or exportation of goods in connection with such Work or Upgrade Work. The Purchaser agrees to be the Importer or Exporter of Record or designate an Importer or Exporter of Record/Consignee on its behalf. Purchaser must provide a Letter of Authorization from any third party designate stating it agrees to be the Importer or Exporter of Record on Purchaser's behalf and identify the name and address of the designated Importer or Exporter of Record.

          6. The Supplies to be installed or held on land shall be delivered to the agreed point at the named place of destination and shall be consigned to the Purchaser.

     C.   Withholding Tax

          1. If withholding for any Tax is required in respect of any payment to the Contractor, the Purchaser shall (i) withhold the appropriate amount from such payment, (ii) pay such amount to the relevant authorities in accordance with the applicable Laws and
               (iii) in the case of any such withholding in respect of a Contract Tax or a Nexus Tax and subject to the Contractor's satisfying the obligations set forth in the last sentence of this Sub-Article 4(C)(1), pay the Contractor an additional amount such that the net amount received by the Contractor is the amount the Contractor would have received in the absence of such withholding. In such a case, the Purchaser shall provide to the Contractor, as soon as reasonably practicable, a certified copy of an official tax receipt for any Tax which is retained from any payment due to the Contractor or for any Tax which is paid on behalf of the Contractor. All such receipts shall be in the name of the Contractor. The Contractor agrees to complete accurately and timely provide to the Purchaser or, if required, to the applicable Taxing authority, such forms, certifications or other documents as may be requested in timely manner by Purchaser, in order to allow it to make payments to the Contractor without any deduction or withholding on account of withholding Taxes (or at a reduced rate thereof) or to receive a refund of any amounts deducted or withheld on account of withholding Taxes.

          2. If the Contractor shall become aware that it is entitled to receive a refund or credit from a relevant taxing or governmental authority in respect of a Contract Tax or Nexus Tax as to which the Purchaser has paid an additional amount pursuant to Sub-
               Article 4(C)(1) above, the Contractor shall promptly notify the Purchaser of the availability of such refund or credit and shall, within 30 days after receipt of a request by the Purchaser (whether as a result of notification that it has made to the Purchaser or otherwise), make a claim to such taxing or governmental authority for such refund or credit at the Purchaser's expense. If the Contractor receives a refund or credit in respect of a Contract or Nexus Tax as to which the Purchaser has paid an additional amount pursuant to Sub-Article 4(C)(1 ) above, or if, as a result of the Purchaser's payment of such additional amounts, the Contractor or any other member of an affiliated group, as defined in section 1504(a) of the Code, of which the Contractor is a member, receives a credit against Taxes imposed on its income or franchise taxes imposed on it by the country under the laws of which it is organized or any political subdivision thereof, the Contractor shall promptly notify the Purchaser of such refund or credit and shall within 30 days from the date of receipt of such refund or benefit of such credit pay over the amount of such refund or benefit of such credit (including any interest paid or credited by the relevant taxing or governmental authority with respect to such refund or credit) to the Purchaser (but only to the extent of the additional payments made by the Purchaser under Sub-Article 4(C)(1 ) above with respect to the Contract or Nexus Tax giving rise to such refund or credit), net of all out-of-pocket expenses of the Contractor; provided, however, that the Purchaser, upon the
                           --------  -------
               request of the Contractor agrees to repay the amount paid over to the Purchaser (plus penalties, interest or other charges due to the appropriate authorities in connection therewith) to the Contractor in the event the Contractor is required to repay such refund or credit to such relevant authority.

ARTICLE 5 TERMS OF PAYMENT BY PURCHASER
---------------------------------------

     A.   General Conditions of Payment

          1. All payments shall be made and all invoices shall be rendered in US Dollars (US$). The Purchaser shall be responsible for and shall pay all costs and fees for payment, as well as the banking and cabling costs. All banking documents and correspondence must be in English.

     B.   Invoice Procedures

          1. All invoices for Work shall be submitted according to the Billing Schedule. All invoices for Work shall have a certificate in the form of Appendix 4-1 attached.

          2. Any Contract Variations shall be invoiced and paid in accordance with the terms of the Contract Variation as specified in Article 6 (Contract Variations).

          3. Invoices for Upgrade Work shall be submitted according to the Upgrade Billing Schedule and shall be paid in accordance with this Article 5.

          4. Invoices for amounts not described in Sub-Sections 1-3 above, which may become payable hereunder shall be submitted after applicable costs have been incurred or such other time as may be specified in this Contract. Such invoices shall be accompanied by a certificate of the Contractor explaining such amount and certifying that it is payable.

          5. The Contractor shall render all invoices to the following address or facsimile number:

                    Global Telesystems Ltd.
                    Cedar House
                    41 Cedar Avenue
                    Hamilton HM12 Bermuda
                    Facsimile: 441-292-8666
                    Attn: Mr. David Lee

               with a copy to

                    Conexart Technologies, Inc.
                    124 de Charante
                    Saint Lambert
                    Quebec, Canada J451 K3
                    Facsimile: 514-466-1093
                    Attn: Mr. Martin Fournier

     C.   Payment Procedures

          1. The Purchaser shall pay the Contractor, and the Contractor shall accept payment, in accordance with this Article 5 (Terms of Payment by Purchaser).

          2.   At the time this Contract comes into force pursuant to Article
               46 hereof, the initial payment of * shall be paid by Purchaser to Contractor, and Purchaser shall deposit with the Escrow Agent the amount to be deposited pursuant to the Escrow Agreement to be applied in accordance with the terms of the Escrow and Security Agreement.

          3. Invoices given to the Purchaser (and the Independent Engineer and, until no funds remain in the Payment Account, the Escrow Agent) on or before the last day of any month shall, subject to Sub-Article 5(C)(5) below, be due and payable on the last day of the next month or such other time as may be specified in this Contract.

          4. Invoices not paid when due shall accrue late payment charges from the day, following the day, on which payment was due until the day on which it is paid. Invoices for extended payment charges shall not be issued for an amount less than U.S. $1,000. Extended payment charges shall be computed at the rate of one percent (1%) per month.

          5. In the event that the Purchaser has an objection to any invoice or other payment obligation or any amount owing by Contractor to Purchaser shall not have been paid when due, the Purchaser shall promptly notify the Contractor (and, until no funds remain in the Payment Account, the Escrow Agent) of such objection and such amount, and the Purchaser and Contractor shall make every reasonable effort to settle promptly the dispute concerning the payment(s) in question. In the event such dispute cannot be settled, the Purchaser will have the right to withhold payment of the disputed amount(s) (or withhold from the invoice amount a sum equal to the amount purportedly owing by Contractor) so long as
               (i) it provides a statement from the Independent Engineer (or, prior to the date of the first draw under the Financing Documents, the Purchaser) disputing the invoice or specifying such amount owing by Contractor and (ii) it deposits, in full, such disputed amount(s) into (or such amount is deposited, pursuant to the Escrow and Security Agreement, into) the Dispute Account.

               (a) Provided such disputed amount is placed into the Dispute Account in a timely manner, the Purchaser shall not be deemed to be in breach of or in default for failing to pay Contractor.

               (b) The Escrow Agent will distribute the disputed amount in accordance with the terms of the Escrow and Security Agreement.

               (c) In addition, the prevailing Party shall be entitled to receive from the other Party an amount equal to (i) interest on the distributed,


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                    disputed amount at a rate of one percent (1%) per month less
                    (ii) interest distributed by the Escrow Agent under clause
                    (b) above.

               Purchaser shall not set off against Contractor's obligations except in accordance with this Sub-Article 5(C)(5).

          6. The Purchaser shall make timely payments for that portion of the invoice not in dispute in accordance with Sub-Article 5(C) or such payments will be assessed extended payment charges as set forth in Sub-Article 5(C)(4). Pending resolution of the dispute, the Purchaser may not withhold payment (unless also subject to dispute) on any other invoice concerning different goods and/or services submitted by Contractor.

          7. The Contractor will accept a letter of credit, to be issued in form and substance satisfactory to it and issued by an institution satisfactory to it, in lieu of the amount required to be deposited in the Contingency Account.

ARTICLE 6 CONTRACT VARIATIONS
-----------------------------

     A. Either Party may request, during construction of the System or any System Upgrade, by written order (with a copy to the Independent Engineer), a contract variation requiring additions or alterations to, deviations or deductions from the System or System Upgrade ("Contract Variation"). If the other Party consents, in its sole discretion, this change will be formalized as an amendment to this Contract by a Contract Variation.

     B. A Contract Variation shall not become effective unless and until the price adjustment, the terms and schedule of payment and the extension of time and all other terms have been mutually agreed upon by the Parties and such Contract Variation is signed by an authorized representative of each Party. Each Contract Variation shall be incorporated as an amendment to the Contract.

     C. Contractor may seek a Contract Variation for any change, after the date hereof, of any Law (except those affecting only Taxes or wages) which requires a change in the Work or the Upgrade Work or affects the costs (other than wages) incurred or to be incurred by the Contractor or any combination of the foregoing and Purchaser shall agree to any such change in Work or Upgrade Work as may be required and to an equitable adjustment to the Contract Price or the applicable Upgrade Price. As of the date hereof, neither Party has Actual Knowledge of any proposed change in any Law that would require a change in the Work or the Upgrade Work.

     D. The Initial Contract Price is based on the assumption that Contractor will acquire or build two cable stations and lease space in one cable station. If fewer or more cable stations need to be built or acquired, both Parties will agree to an equitable adjustment to the Contract Price and the terms and schedule of payments. No extension of time will be granted solely because three cable stations will be built, unless the Purchaser consents thereto.

     E. Contractor may seek a Contract Variation to replace Germany as a landing site with a landing site in the Netherlands and, so long as (i) the Scheduled RFS Date is not delayed as a result thereof, (ii) the Contract Price is equitably increased, if necessary, by no more than $3,000,000 and (iii) it is reasonable to assume that the Netherlands landing license will be obtained by the time required by the Financing Documents, the Purchaser shall agree to such Contract Variation.

ARTICLE 6A.    OPTIONAL UPGRADES
--------------------------------

     A. This Article includes the terms and conditions governing an option for future upgrades to the System (each a "System Upgrade") that may be exercised by Purchaser during the Option Period.

     B.   *


     C.   *


     D.   *


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

     E.   *


     F.   *


     G.   *


     H.   *


     I.   *


     J.   *


     K.   *


ARTICLE 7 RESPONSIBILITIES FOR PERMITS
--------------------------------------

     A. The Purchaser shall reasonably cooperate with and assist the Contractor to obtain all Permits, to the extent that Purchaser's cooperation and assistance are necessary for Contractor to expeditiously and cost-efficiently obtain such Permits. The Purchaser agrees to respond promptly to any such request from Contractor. Further, the Purchaser agrees that it will not impede or interfere with Contractor's activities or Contractor's abilities to perform its


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

obligations. Upon notice from Contractor with respect to a Permit or receipt by Purchaser of a copy of a Permit, Purchaser shall fulfill all conditions of such Permit and perform all responsibilities thereunder, except to the extent that such conditions or responsibilities are those of the Contractor under Work.

     B. Subject to paragraph C below, the Contractor shall have the responsibility for obtaining all Permits on Purchaser's behalf.

     C. Any delay in obtaining or failure to obtain any Permit shall constitute a Force Majeure and be treated as described in Article 17 (Force Majeure), except to the extent such delay is a result of Contractor's gross negligence or willful misconduct.

     D. The Contractor shall, before making any variations from the designs, drawings, plans or procedures that may be necessitated by so complying with any Laws and that would represent a material change to the overall design of the System, give to the Purchaser written notice, specifying the variations proposed to be made, and the reasons for making them. Except with respect to variations necessitated by complying with any changes, after the date hereof, in any Laws (the costs with respect to which shall be borne by the Purchaser), the Contractor shall be responsible for the payment of any and all costs incurred as a result of the need to vary design, drawings, plans or procedures to comply with any of the circumstances set forth in this Article.

     E. As of the date hereof, neither Party has Actual Knowledge of any proposed changes in the foregoing which would necessitate any such variation.

     F. The Contractor shall (i) give all notices required by any Laws to be given to any authority and (ii) perform or permit the performance by authorized persons of any inspection required by the said Laws, in each case as in effect on the date hereof.

     G. Within 30 days after the date of execution of this Contract, the Contractor will prepare and deliver to the Purchaser a detailed list of Permits that to its knowledge are required to be obtained under current law in order to complete the Work and shall update such list from time to time if it becomes aware of changes in Permit requirements. Such list, as updated from time to time, shall set forth the projected dates of filing for such Permits and an estimate of when such Permits are expected to be obtained. Without limiting Contractor's liabilities in respect of Sub-Articles 7(B) and 7(C), Contractor shall have no liability in respect of the information furnished under this Sub-Article.

ARTICLE 8 ROUTE SURVEY
----------------------

     A. The Contractor shall conduct the Route Survey and select the cable route for the System in accordance with the information in the Final Survey Report. Contractor shall be permitted to make changes, at its discretion, to the route selection, if necessary for operational reasons without additional cost to Purchaser.

     B. Any changes to the route selection requested by Purchaser shall be treated as a Contract Variation in accordance with Article 6 (Contract Variations).

ARTICLE 9 ACCEPTANCE
--------------------

     A.   General

          1. The Acceptance Testing shall be performed by the Contractor. The Purchaser and its designated representatives (including the Independent Engineer) may observe, at their own expense, the Contractor's tests and review the test results. Purchaser may request and conduct any additional tests, at its own expense, but any delay caused by such process shall be a Force Majeure event.

          2. Until the Date of Final Acceptance of the System or if a System Upgrade is requested by Purchaser, the Date of Final Acceptance of such System Upgrade, the Purchaser agrees to allow Contractor access to all Segments of the System.

          3. The Purchaser shall issue a Certificate of Commercial Service in accordance with the provisions of Sub-Article 9(D)(1).

          4. Once a Segment of the System, the System, or a System Upgrade is Ready for Provisional Acceptance, the Purchaser shall issue a Certificate of Provisional Acceptance.

          5. Once the System or a System Upgrade is Ready for Final Acceptance, the Purchaser shall issue a Certificate of Final Acceptance.

          6. The Purchaser shall not unreasonably withhold or delay issuance of a Certificate of Commercial Service, a Certificate of Provisional Acceptance or a Certificate of Final Acceptance.

          7. The Contractor agrees that the Date of Provisional Acceptance or Commercial Service of the System will occur by November 30, 1998 (as such date may be extended under Article 6 (Contract Variations), Article 17 (Force Majeure) or otherwise under this Contract or by agreement of the Parties, the "Scheduled RFS Date"). The Contractor shall use reasonable efforts to be Ready for Provisional Acceptance or Commercial Service with respect to Segment 1 with a capacity of 5Gb/s per fiber pair by May 31, 1998.

          8. The Date of Commercial Service, Provisional Acceptance and Final Acceptance, as the case may be, shall be deemed to have occurred with respect to a Segment, the System or a System Upgrade if a Certificate of Commercial Service, a Certificate of Provisional Acceptance or a Certificate of Final Acceptance is issued with respect thereto.

     B.   Notice of Acceptance or Rejection

          1. Within thirty (30) days of receipt by Purchaser and Independent Engineer of the Commissioning Report or Upgrade Commissioning Report, as the case may be, the Purchaser must issue notification to the Contractor of the following:

               (a) issuance of a Certificate of Provisional Acceptance in accordance with Sub-Article 9(C); or

               (b) rejection of a Certificate of Provisional Acceptance, but instead issuance of a Certificate of Commercial Service in accordance with Sub-Article 9(D) below; or

               (c) rejection of the Segment, the System or System Upgrade in its existing condition and issuance of neither a Certificate of Provisional Acceptance nor a Certificate of Commercial Service, with a written explanation of reasons for rejection.

               If the Purchaser (or the Independent Engineer on its behalf) fails to respond with such notification within thirty (30) days, then the Date of Provisional Acceptance of the Segment, the System or System Upgrade shall be deemed to be the date such Commissioning Report or Upgrade Commissioning Report, as the case may be, was received by the Purchaser.

          2. On receipt of a notice from the Purchaser pursuant to Sub-Articles 9(B)(1)(b) or (c) above, the Contractor shall be entitled to address any disputes and explain any discrepancies to the Purchaser regarding the results of the Acceptance Testing. Unless Purchaser, for good cause, rejects such explanation, it shall issue a new notice pursuant to Sub-Article 9(B)(1) above, which shall be deemed to have been issued on the date of the original notice.

          3. In case of rejection, and if the explanation by the Contractor as in Sub-Article 9(B)(2) above is not accepted, for good cause, by the Purchaser, the Contractor shall carry out the necessary corrective actions and will effect a new series of Acceptance Testing ("Retesting"). After receipt by Purchaser and Independent Engineer of the new Commissioning Report or Upgrade Commissioning Report, as the case may be, describing the results of Retesting, the Purchaser will be granted a new period of thirty (30) days to analyze the new Report according to the provisions of Sub-Article 9(B)(1) and any new notice of the Purchaser shall apply from the date the Purchaser receives such new Commissioning Report or Upgrade Commissioning Report, as the case may be.

     C.   Provisional Acceptance

          1. The Certificate of Provisional Acceptance may have annexed to it a list of any outstanding deficiencies to be corrected by the Contractor.

          2. The Contractor shall, as soon as reasonably practicable, correct such deficiencies and complete the Work or Upgrade Work indicated on all such listed items so as to comply in all material respects with the requirements of this Contract, provided that the Purchaser allows Contractor the necessary access to the Segment(s) as the Contractor needs to correct such deficiencies and complete the Work or Upgrade Work. The Contractor shall give the Purchaser reasonable notice of its requirement for such access.

     D.   Commercial Service

          1. A Certificate of Commercial Service shall be issued by Purchaser with respect to a Segment, the System or System Upgrade if the results of the Acceptance Testing demonstrate that such Segment, the System or such System Upgrade does not justify the issuance of a Certificate of Provisional Acceptance, but nevertheless, such Segment, the System or such System Upgrade is Ready for Commercial Service.

          2. Each Certificate of Commercial Service shall have annexed to it a mutually agreed list of all outstanding items to be completed by the Contractor.

          3. The Contractor shall, as soon as reasonably practicable, remedy the outstanding items, provided that the Purchaser allows Contractor the necessary access to the Segment(s) as the Contractor needs to remedy such outstanding items. The Contractor shall give the Purchaser reasonable notice of its requirement for such access. Notwithstanding the above, provided that Contractor has been allowed access to the Segment(s) as required in Sub-
               Article 9(A)(2), the Contractor shall continue to carry the risk of loss for any outstanding item until such item is no longer outstanding.

          4. When the outstanding items referenced in Sub-Article 9(D)(3) above have been remedied, and the Segment(s) or System Upgrade is otherwise Ready for Provisional Acceptance, the Purchaser will promptly issue a Certificate of Provisional Acceptance.

          5. The issuance of a Certificate of Commercial Service with respect to a Segment or System Upgrade shall in no way relieve the Contractor from its obligation to provide a Segment or System Upgrade conforming with the Performance Requirements at the time of the issuance of a Certificate of Commercial Service.

     E.   Final Acceptance

          1. Within thirty (30) days of the date of receipt by Purchaser and Independent Engineer of the Final Commissioning Report, the Purchaser shall issue a Certificate of Final Acceptance or reject such Report. If the Purchaser neither issues a Certificate of Final Acceptance nor rejects such Report within such thirty (30) day period, then the Date of Final Acceptance of the System shall be deemed to be the date such Final Commissioning Report was received by the Purchaser.

     F.   Title and Risk of Loss

          1. Upon payment of all amounts listed in the Billing Schedule with respect to a Segment (other than in the case of a Phase 2 Segment, the Retainage with respect thereto) and the issuance of a Certificate of Commercial Service or a Certificate of Provisional Acceptance with respect to such Segment by the Purchaser in accordance with this Contract, title (free and clear of all liens deriving through or from Contractor (including any subcontractor)) to such Segment shall vest in the Purchaser.

          2. Upon (i) payment of all amounts listed in the Billing Schedule with respect to the System (other than the Retainage) and the issuance of the Retainage Letter of Credit and (ii) the issuance of a Certificate of Commercial Service or a Certificate of Provisional Acceptance with respect to the System by the Purchaser in accordance with this Contract, title (free and clear of all liens deriving through or from Contractor (including any subcontractor)) to the System shall vest in the Purchaser.

          3. Upon payment of the Upgrade Price with respect to a System Upgrade and the issuance of a Certificate of Commercial Service or a Certificate of Provisional Acceptance with respect to such System Upgrade by the Purchaser in accordance with this Contract, title to such System Upgrade shall vest in the Purchaser.

          4. As from the date of vesting of title in a Segment, the System or a System Upgrade, the Purchaser shall, except as set forth in the following sentence, assume the risk of loss in respect of all parts of such Segment, the System or System Upgrade and responsibility for its maintenance. As stated in Sub-Article 9(A)(2), the Contractor will be allowed access to such Segment, and, so long as the Contractor has been allowed access to such Segment as may be required, the Contractor shall continue to carry the risk of loss with respect of each item outstanding under Sub-Article 9(C)(1) and 9(D)(2) until such item is no longer outstanding.

ARTICLE 10  WARRANTY
--------------------

     A. The Contractor warrants that the System and each System Upgrade, including its spares, shall be free from defects in supplies, workmanship and design for a period of * years commencing from the Date of Provisional Acceptance of the System or such System Upgrade, as the case may be, (hereinafter Warranty Period" and "Upgrade Warranty Period"), with Ship Costs being covered for the first two * of the Warranty Period (the "Ship Period") and the Purchaser being responsible for all Ship Costs thereafter.

          1. During the Warranty Period for the System or the Upgrade Warranty Period for a System Upgrade, the Contractor shall make good, by repair or replacement, at its sole option, any defects in the System or such System Upgrade, as the case may be, including any spares, which may become apparent or be discovered due to imperfect workmanship, faulty design or faulty material supplied by the Contractor, or any act, neglect or omission on the Contractors part.

               (a) If at any time within the Warranty Period or the Upgrade Warranty Period for a System Upgrade any defect occurs which causes the System or such System Upgrade, as the case may be, to fail to meet its overall Performance Requirements, the Contractor shall repair or replace such part or parts. In making such repairs, Contractor may make changes to the System or such System Upgrade, as the case may be, or substitute equipment of later or comparable design, provided the changes, modifications, or substitutions under normal and proper use do not cause the System or such System Upgrade as the case may be to fail to meet the Performance Requirements.

               (b) The Contractor shall use reasonable efforts to minimize the period of time that any Segment or the System is out of service for testing and repair. The Purchaser agrees to cooperate with the Contractor to facilitate the Contractor's repair activity.

               (c) In the event that the Contractor fails to make the repair or to make reasonable efforts to minimize the period of time that the System is out of service for repair, the Purchaser may repair the System or the System Upgrade and the Contractor shall reimburse the Purchaser for Non-Ship Costs and, with respect to any such repair relating to a defect identified in good faith by


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                    Purchaser in writing prior to the end of the Ship Period, Ship Costs.

                    (i) The Contractor shall be given advance notice and be entitled to have a representative on board ship to observe at sea repairs and shall be given the earliest possible notice of any such repair.

                    (ii) Subject to the foregoing, any repair by the Purchaser shall not in any way diminish the Contractor's obligation under the warranty. Any equipment discovered to be defective or faulty and recovered during a warranty repair shall be returned to the Contractor at its request.

          2. Contractor shall bear the Ship Costs of only those repairs of the defects identified in good faith by Purchaser in writing prior to the end of the Ship Period. However, the Contractor shall bear the Non-Ship Costs of each repair, replacement or improvement required during the Warranty Period.

               As used herein, "Ship Cost" means the costs of operating a vessel, including but not limited to running and standing charges for the vessel (including but not limited to labor charges for the vessel's crew, at sea insurance, port charges, fuel and lube oils, consumables, cable loading, cable unloading, navigation and Marisat) as well as the costs associated with the use and operation of the SCARAB and the sea bed tractor, and "Non-Ship Costs" means the costs of making a repair, including the cost of components, equipment or materials requiring replacement, the cost of any additional equipment necessary to effect the repair, the cost of making the repair, including the cost of reburying any previously buried portion, the cost of labor and engineering assistance or development required to make the repair and all necessary associated costs, such as, but not limited to, shipping and customs and services that may be required to make the repair, but excluding any of the foregoing which are Ship Costs.

          3. The Contractor shall effect all warranty repairs of the System and shall supply all necessary repair materials. However, the Contractor may use, with the consent of the Purchaser, which shall not be unreasonably withheld, the materials needed to effect a repair from the Purchaser's available spare materials. The Contractor shall promptly replace in kind such materials supplied from the Purchaser's spare materials, or at the option of the Purchaser, reimburse the Purchaser for such materials at its original purchase price. The replacement of or reimbursement for such materials shall be made at a time mutually agreed to by the Purchaser and the Contractor.

          4. The Contractor warrants that services furnished hereunder will be performed in a workmanlike manner using materials free from defects except when such materials are provided by the Purchaser (it being understood that all materials arranged for directly by Contractor, whether or not purchased in the name of Purchaser, are not materials provided by the Purchaser). If such services prove to be not so performed and Purchaser notifies the Contractor within six (6) months from the completion of the service, the Contractor will promptly correct the defect.

          5. Any part which replaces a defective part during the applicable Warranty Period or Upgrade Warranty Period, shall be subject to the remaining Warranty Period and Ship Period, if any, or Upgrade Warranty Period, as the case may be, of the part which was replaced. However, the Warranty Period shall never exceed five
               (5) years from the Date of Provisional Acceptance of the System and the Upgrade Warranty Period for any System Upgrade shall never exceed five (5) years from the Date of Provisional Acceptance of such System Upgrade. Further, Ship Costs shall be included only with respect to defects identified in good faith by Purchaser in writing during the first two (2) years from the Date of Provisional Acceptance of the System.

     B.   *


     C. The warranties provided above in Sub-Articles 10(A) and (B) by the Contractor shall not apply to defects or failures of performance, which result from damage caused by acts or omissions of the Purchaser or its agents, employees or representatives or third parties (other than the Contractor), or which result from modifications, misuse, neglect, accident or abuse, repair, storage or maintenance by other than the Contractor or its agents, use in a manner not in accordance with the System Description, or other causes beyond the control of or without the fault of the Contractor or its employees, agents or subcontractors including, but not restricted to, causes set forth in Article 12 (Purchaser's Obligations) or Article 17 (Force Majeure) hereof.


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

     D. THE FOREGOING WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WHICH ARE SPECIFICALLY DISCLAIMED. THE PURCHASER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS ARTICLE SHALL BE THE CONTRACTOR'S OBLIGATION TO MAKE REPAIRS OR REPLACEMENTS AS SET FORTH IN THIS ARTICLE.

     E. The Contractor shall, in accordance with its normal operating practices, investigate any defective part or parts repaired or replaced pursuant to this Article 10 to determine the type of defect and the cause of failure of the part or parts. The Contractor shall provide a written report to the Purchaser on the results of the investigation, if any.

ARTICLE 11  CONTRACTOR SUPPORT
------------------------------

     A. For a period of ten (10) years from the applicable Date of Provisional Acceptance or Date of Commercial Service of the System whichever is earlier, the Contractor will make available to the Purchaser replacement parts and repair service for the System as may be reasonably necessary for its operation, maintenance or repair. Where identical parts cannot be supplied, the Contractor shall provide fully compatible parts with characteristics equal or superior to those originally provided by the Contractor. Such parts and services shall be provided under commercially reasonable conditions of price and delivery.

     B. Notwithstanding Sub-Article 11(A), if for any reason the Contractor or Contractor's suppliers intend to cease or ceases manufacturing or having manufactured identical or fully compatible replacement parts, the Contractor shall use reasonable efforts to give one year's prior written notice to the Purchaser to allow the Purchaser to order from the Contractor any required replacement parts and shall provide full details of the arrangements to provide equivalents.

ARTICLE 12  PURCHASER'S OBLIGATIONS
-----------------------------------

     A. Purchaser agrees to pay all amounts payable by it when due under this Contract and to perform all of its other obligations under this Contract.

     B. In the event the Purchaser establishes a branch office in any of the relevant jurisdictions, the Purchaser shall be solely responsible to perform all activities necessary to establish such branch office.

     C. If any loss, damage, delay or failure of performance of the System or a System Upgrade results from the Purchaser's failure to perform its obligations under this Contract and results in an increase in the costs of performance or the time required for performance of any of the Contractor's duties or obligations under this Contract, the Contractor shall be entitled, as appropriate, to (i) an equitable adjustment in the Contract Price or applicable Upgrade Price, (ii) an equitable extension of time for completion of its Work or the Upgrade Work, (iii) reimbursement for all such additional costs incurred, and (iv) to the extent necessary in light of Purchaser's failure and the adjustments made in accordance with clauses
(i), (ii) and (iii) above, an equitable adjustment of the Work and/or Upgrade Work.

          1. The Contractor shall inform the Purchaser promptly of any occurrence covered under this Sub-Article 12(C), and shall use reasonable efforts to minimize any such additional costs or delay.

          2. The Contractor shall promptly provide to the Purchaser an estimate of the anticipated additional costs and time required to complete the Work or Upgrade Work and request relief from contractual obligations or duties, as appropriate. Purchaser shall, upon notification, make advance payment to Contractor for the estimated amount of anticipated additional costs; provided
                                                                     --------
               that Purchaser may deposit such amount into the Dispute Account and Sub-Article 5(C)(5) shall apply. Contractor shall without limiting Purchaser's obligations in the foregoing sentence, discuss such costs with Purchaser upon Purchaser's request.

          3. As soon as reasonably practicable after the actual costs become known to the Contractor, the Contractor shall provide a statement of such actual costs to the Purchaser.

          4. If the estimated amount is greater than the amount of actual costs, then the Contractor shall reimburse the Purchaser. If the amount of actual costs incurred is greater than the estimated amount, then the Purchaser shall reimburse the Contractor for any shortfall in accordance with Article 5 (Terms of Payment of Purchaser).

ARTICLE 13  TERMINATION FOR DEFAULT
-----------------------------------

     A. Either Party may, by written Notice of Termination for Default, immediately upon receipt or such later date as specified in the notice, terminate the whole or any part of this Contract in any one of the following circumstances (each an "Event of Default"):

          1. In the case of the Purchaser, if Contractor materially fails to comply with the terms and conditions of this Contract and, if such failure occurs prior to the Date of Commercial Service or the Date of Provisional Acceptance, it would not be reasonable to believe that the Contractor will be able to provide the System which is Ready for Commercial Service or Provisional Acceptance, as the case may be, within 200 days after the Scheduled RFS Date;

          2. If the other Party defaults on any of its payment obligations (or, in the case of the Contractor, if the amount in the Contingency Account is less than the amount initially deposited therein) and does not cure such default (or does not increase the amount on deposit in the Contingency Account to the amount initially deposited therein or provide the

               Contractor with a letter of credit for such deficiency in form and substance and issued by a bank reasonably satisfactory to Contractor) within a period of thirty (30) days (or such longer period as the non-breaching Party may authorize in writing) after receipt of written notice demanding cure;

          3. If the other Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          4. If an involuntary case or other proceeding shall be commenced against the other Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 45 days; or an order for relief shall be entered against the other Party.

     B.   If this Contract is terminated by the Purchaser as provided in Sub-
Article 13(A), the Purchaser, in addition to any other rights provided in this Article and upon payment to Contractor of all monies due and owing as set forth in Sub-Article 13(C) below, may require the Contractor to transfer title and deliver to the Purchaser in the manner and to the extent directed by the Purchaser any completed equipment, material or supplies, and such partially completed cable and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (hereinafter collectively "Manufacturing Materials") as the Contractor has had specifically produced or specifically acquired for the performance of such part of this Contract as has been terminated and which, if this Contract had been completed, would have been required to be furnished to the Purchaser; and the Contractor shall, upon the direction of the Purchaser, protect and preserve property in the Contractor's possession in which the Purchaser has an interest.

     C. If the Contract is terminated by Contractor as provided in Sub-Article 13(A), the Purchaser shall pay the total of:

          1. the Contract Price (or after the Date of Final Acceptance of the System, if a System Upgrade has been selected, the Upgrade Price) less (a) the portion of the Contract Price or Upgrade Price paid by Purchaser to

               Contractor under the Billing Schedule and (b) costs that will not be incurred because of the termination;

          2. the cost of settling and paying claims rising out of the termination of Work under the contracts in orders, as provided in Sub-Article 13(C)(3) below which are properly chargeable to the terminated portion of this Contract; and

          3. the reasonable costs of settlement including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Contract and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection, preservation and disposition of property proper to this Contract as well as additional costs incurred due to Purchaser's Default.

     D. Force Majeure events pursuant to Article 17 (Force Majeure) shall not constitute a default or provide a basis for termination under this Article.

     E.   Regardless of any termination of this Contract as provided in Sub-
Article 13(A), neither Party shall be relieved from any liability for damages or otherwise which may have been incurred by reason of any breach of this Contract.

     F. Without limitation to the foregoing, in the event that Purchaser terminates this Contract pursuant to Sub-Article 13(A), the Contractor shall be liable to Purchaser (without duplication) for the total of all costs and expenses reasonably incurred by Purchaser in completing the Work or in correcting deficiencies in the Work to the extent that the payments made to Contractor pursuant to this Contract, together with such costs and expenses, exceed the Contract Price.

ARTICLE 14  TERMINATION FOR CONVENIENCE
---------------------------------------

     A. The performance of Work under this Contract may be terminated by the Purchaser in whole, or in part, at its discretion. The Purchaser shall deliver to the Contractor a written notice specifying the extent to which performance of Work under this Contract is terminated, and the date upon which such termination becomes effective (a "Notice of Termination"). Upon termination, the Purchaser will make payment to Contractor of all monies due and owing as set forth in Sub-
Article 14(D) below.

     B. After receipt of such Notice of Termination, and except as otherwise directed by the Purchaser, the Contractor shall:

          1. Stop Work under this Contract on the date and to the extent specified in the Notice of Termination;

          2. Place no further orders or contracts for materials, services or facilities except as may be necessary for completion of such portion of Work under this Contract as is not terminated;

          3. Use reasonable efforts to terminate all orders and contracts to the extent that they relate to the performance of Work terminated by the Notice of Termination;

          4. Assign to the Purchaser, in the manner, at the time, and to the extent directed by the Purchaser, all of the Contractor's rights, title and interest under the orders and contracts so terminated;

          5. Use reasonable efforts to settle all outstanding liabilities and all claims arising out of such termination of orders and contracts, with the Purchaser's approval or ratification to the extent required;

          6. Transfer title and deliver to the Purchaser in the manner, at the time and to the extent (if any) directed for the fabricated or unfabricated parts, work in process, completed work, supplies and other material produced as a part of, or acquired in connection with, the performance of the Work terminated by the Notice of Termination;

          7. Use reasonable efforts to sell, in the manner, at the time, to the extent and at the price or prices directed or authorized by the Purchaser, any property of the types referred to in Sub-
               Article 13(B)(6) above provided, however, that the Contractor:
                                      --------  -------

               (a)  shall not be required to extend credit to any buyer; and

               (b) may acquire any such property under the conditions prescribed by and at a price approved by the Purchaser;

               and provided further that the net proceeds of any such transfer
                   -------- -------
               or disposition shall be applied in reduction of any payments to be made by the Purchaser to the Contractor under this Contract or, if no such payments are due, paid in such other manner as the Purchaser may direct;

          8. Complete performance of such part of the Work which was not terminated by the Notice of Termination; and

          9. Take such action as may be necessary, or as the Purchaser may reasonably direct, for the protection and preservation of the property related to this Contract which is in the Contractor's possession and in which the Purchaser has acquired or may acquire an interest.

     C. After such Notice of Termination, the Contractor shall submit to the Purchaser a written termination claim. Such claim shall be submitted promptly, but, unless otherwise extended, in no event later than six months from the effective date of termination.

     D. In the settlement of any such partial or total termination claim, the Purchaser shall pay to the Contractor the total of:

          1. (i) if the Contract is terminated in whole under this Article 14 prior to the Payment Escrow Date, all amounts invoiced in accordance with the Contract plus, for Work or Supplies which have not been invoiced, an amount calculated by reference to the prices set forth in the Provisioning Schedule and to the amount of such Work or Supplies done or provided and (ii) in all other cases, the Contract Price (or after the Date of Final Acceptance of the System, if a System Upgrade has been selected, the Upgrade Price) less (a) the portion of the Contract Price or Upgrade Price paid by Purchaser to Contractor under the Billing Schedule allocable to the terminated Segment(s) of the System or System Upgrade, (b) the portion of the Contract Price allocable to the unterminated Segment(s) of the System and (c) costs that will not be incurred because of the termination.

          2. the cost of settling and paying claims rising out of the termination of Work under the contracts in orders, as provided in Sub-Article 14(D)(4) below which are properly chargeable to the terminated portion of this Contract; and

          3. the reasonable costs of settlement including accounting, legal, clerical and other expenses necessary for the preparation of settlement claims and supporting data with respect to the terminated portion of this Contract and for termination and settlement of contracts thereunder, together with reasonable storage, transportation and other costs incurred in connection with the protection and disposition of property proper to this Contract.

     E. In arriving at the amount due to the Contractor under this Article 14, all unliquidated payments made to the Contractor, any liability which the Contractor may have to the Purchaser, and the agreed price for, or the proceeds of sale of any materials, supplies or other things acquired by the Contractor or sold, pursuant to the provisions of this Article 14, and not otherwise recovered by or credited to the Purchaser shall be deducted.

     F. In addition, if the Contract is only partially terminated, prior to the settlement of the terminated portion, the Contractor may file with the Purchaser a request in writing for an equitable adjustment of the Contract Price for the portion of the Contract not terminated by the Notice of Termination, and the Purchaser shall grant Contractor an equitable adjustment to the Contract Price, which shall be reflected in the Provisioning Schedule, Appendix 1.

     G. The Purchaser may, from time to time, under such terms and conditions as they prescribe approve partial payments and payments on account against costs incurred by the Contractor in connection with the terminated portion of this Contract. If such payments total in excess of the amount finally agreed or determined to be due under this Article 14, such excess shall be refunded, upon demand, by the Contractor to the Purchaser.

     H. For a period of one year after final settlement under this Contract, the Contractor shall preserve and make available to the Purchaser at reasonable times at the Contractor's office, but without direct charge to the Purchaser, all supporting books, records and documents required to be kept relating to the terminated Work.

ARTICLE 15  SUSPENSION
----------------------

     A. The Purchaser may, at its convenience, order the Contractor to suspend all or part of the Work for such period of time as the Purchaser determines to be appropriate. If, as a result of such Suspension, the Contractor incurs additional costs or losses in the discharge of its responsibilities under this Contract, and where such suspension, losses or costs are not caused by the Contractor's act or omission and could not have been reasonably prevented by the Contractor, the Contractor shall be allowed an equitable adjustment to the Contract Price or the Provisioning Schedule in Appendix 1 and an equitable extension in the time required for performance.

     B.   Upon the occurrence of:

          (i) (A) a Default by the Purchaser, (B) receipt by Purchaser prior to the Date of Final Acceptance of a notice of a Financing Event of Default or (C) on or prior to the Date of Final Acceptance, a failure to satisfy the conditions precedent under a Financing Document which results in a failed funding thereunder;

          (ii) the termination without in each case reasonably satisfactory replacement of (A) the CIBC Commitment Letter or (B) prior to the Date of Final Acceptance (or if all of the notes contemplated to be sold under the Holding Company Note Purchase Agreement have been sold, prior to the repayment in full of all amounts outstanding thereunder), the Holding Company Note Purchase Agreement, unless in each case, such failure is due to the failure of the Contractor to perform its obligations when required hereunder;

          (iii) the failure to (A) consummate the transactions contemplated in the CIBC Commitment Letter on substantially the terms set forth in the summary of terms and conditions attached thereto and with definitive documentation consistent with the terms of such summary, except for inconsistencies with respect to terms which are either not material to the interests of the Contractor or not adverse to the interests of the Contractor and (B) make a draw under the Working Capital Facility referred to therein, in each case on or prior to the date three months from the date hereof unless the delay is due to the failure of the Contractor to perform its obligations when required hereunder;

          (iv) the failure of Holding Company to make a draw contemplated by the Note Purchase Agreement and contribute the net proceeds thereof to Purchaser or of Purchaser to immediately deposit such net proceeds (net of mutually agreed upon construction and development expenses of the Purchaser) into the Payment Account, in each case prior to the time needed by Purchaser to pay its obligations under this Contract;

          (v) any transfer prior to the Date of Final Acceptance of any portion of the System except in accordance with Article 37;

          (vi) any supplement executed by a Transferee shall not be in full force and effect;

          (vii) the amendment of any Financing Document without Contractor's consent, unless such amendment is with respect to terms which are either not material to the interests of the Contractor or not adverse to the interests of the Contractor;

          (viii) the termination or reduction of the commitments or the prepayment of any loans under the Financing Documents if the remaining commitments, together with amounts on deposit in the Payment Account and the Contingent Account, would not be sufficient to pay the remaining unpaid portion of the Contract Price;

the Contractor, in addition to any other rights provided in Article 13, may suspend performance of its obligations and all Work and (in the case of clause
(i)) Upgrade Work. Purchaser shall deliver a copy of each notice of default or event of default simultaneously with the delivery thereof to any party to any Financing Document and shall promptly notify Contractor of the occurrence of any of the foregoing items listed in clauses (i) through (viii) above or of any failure to satisfy any condition under any Financing Document which results in a failed funding thereunder, and Purchaser shall deliver to Contractor a copy of each Financing Document (other than the Holding Company Note Purchase Agreement and the Financing Documents relating solely thereto) and each amendment to such Financing Documents which has an impact on the Contractor promptly after execution thereof.

     C. Every forty-five (45) days, during the period of Suspension, the Parties shall meet formally and review the circumstances surrounding the Suspension including without limitation, the anticipated date of re-commencing Work.

     D. Thereafter, if the Suspension continues for a total of one hundred and eighty (180) days, the Contractor may terminate the Contract by notice to the Purchaser and the Contract shall be deemed to have been terminated by Purchaser, effective on the date of Contractor's notice, in accordance with Sub-Article 13(A) and the remaining provisions of Article 13 shall apply.

ARTICLE 16  TITLE AND RISK OF LOSS
----------------------------------

     A.          Except as provided in Article 18 (Intellectual Property),
Article 20 (Safeguarding of Information and Technology) and Article 21 (Export Control), title to all

Supplies provided by the Contractor hereunder for incorporation in or attachment to a Segment shall pass to and vest in the Purchaser in accordance with Article 9 (Acceptance). Risk of loss or damage to all Supplies provided by the Contractor for incorporation in or attachment to such Segment shall pass to and vest in the Purchaser in accordance with Article 9. Upon termination of this Contract pursuant to Article 13 (Termination for Default) or 14 (Termination for Convenience), the Purchaser may require, upon full payment of all amounts due thereunder (provided that, without limiting Purchaser's obligation to make any
            --------
such payment, if this Contract is terminated by Purchaser because of a Bankruptcy Event full payment shall not be required prior to the transfer of title), that title to the equipment, materials and supplies, which has not previously passed to the Purchaser, pass to the Purchaser, free and clear of all liens, claims, charges and other encumbrances deriving through or in connection with the Contractor or any supplier or sub-contractor of the Contractor.

     B. Upon the passage of title in accordance with the terms of Article 13 (except a transfer described in the proviso of the last sentence of Sub-Article 16(A)), the Contractor warrants that all parts, materials, and equipment to which title has passed will be free and clear of all liens, claims, charges and other encumbrances deriving through or in connection with the Contractor or any supplier or sub-contractor of the Contractor.

ARTICLE 17  FORCE MAJEURE
-------------------------

     A. The Contractor shall not be responsible for any loss, damage, delay or failure of performance resulting directly or indirectly from any cause which is beyond its reasonable control ("Force Majeure"), including but not limited to: delay in obtaining or failure to obtain any Permits; acts of God or of the public enemy; acts or failure to act of any governmental authority; war or warlike operations, civil war or commotion, mobilizations or military call-up, and acts of similar nature; revolution, rebellions, sabotage, and insurrections or riots; fires, floods, epidemics, quarantine restrictions; strikes, and other labor actions; freight embargoes; unworkable weather; trawler or anchor damage; damage caused by other marine activity such as fishing, marine research and marine development; general unavailability of any raw materials or components; acts or omissions of transporters; or the acts or failure to act of any of the Purchaser, of its representatives or agents, provided that (i) a loss by
                                             --------
Contractor of employees (other than by reasons of Force Majeure), (ii) strikes and other labor actions involving the Contractor's own work force, (iii) the first 5 days of unworkable weather (unless any such day occurs during the 30 days immediately preceding the then Scheduled RFS Date), (iv) the failure (other than by reason of force majeure) of any subcontractor, supplier or transporter to perform its obligations to Contractor (including on account of insolvency) unless such supplies or transportation or other services are generally unavailable in the marketplace, (v) the unavailability of any raw materials or components, unless such raw materials or components are generally unavailable in the marketplace or are unavailable by reason of force majeure or (vi) any increase in Contractor's costs shall not in and of itself constitute Force Majeure.

     B. If any such Force Majeure causes an increase in the time or costs required for performance of any of its duties or obligations, the Contractor shall be entitled to the following: (i) an equitable adjustment in the Contract Price, (ii) an equitable extension of time for completion of the Work or the Upgrade Work, as the case may be, (iii) reimbursement for all such additional costs incurred and (iv) to the extent necessary in light of such Force Majeure and the adjustments made in accordance with clauses (i), (ii) and (iii) above, an equitable adjustment to the Work and/or Upgrade Work; provided that in no event shall the Purchaser be
                              --------
liable under clause (i) or (iii) of this Sub-Article 17(B) for (a) any loss of or damage due to Force Majeure, to the extent such loss or damage is required by
Article 27 to be covered by insurance for the benefit of the Contractor or by self insurance, or is otherwise actually covered by insurance for the benefit of the Contractor, or (b) the amount by which the replacement cost of physical assets exceeds the initial cost thereof or the cost of replacement parts therefor unless such incremental replacement cost is uninsurable, or (c) the initial cost of any lost or damaged physical assets or the cost of any repair or replacement thereof (except in the case of replacement, as provided in clause
(b) above) except for losses caused by Purchaser or (d) (without limiting Purchaser's obligations under any other provision of this Contract) any third party claims against Contractor.

     C. Increase in cost due to Purchaser will be as provided for in Article 12, Purchaser's Obligations.

     D. The Contractor shall inform the Purchaser promptly with written notification, and in all cases within fourteen (14) days of discovery and knowledge, of any occurrence covered under this Article and shall use its reasonable efforts to minimize such additional costs or delays. The Contractor shall promptly provide an estimate of the anticipated additional costs, the time required to complete the Work or the Upgrade Work and any changes to the Work or the Upgrade Work, as the case may be. Contractor shall be entitled to an extension of time equal to at least one day for each day of delay resulting from the Force Majeure condition. As soon as reasonably practicable after the actual costs become known to the Contractor, the Contractor shall provide a statement of such actual costs to the Purchaser. Thereafter, the Purchaser shall reimburse the Contractor for the actual costs incurred by the Contractor against submission of corresponding invoices in accordance with Article 5 (Terms of Payment by Purchaser).

     E. Within thirty (30) days of receipt of such a notice from Contractor, the Purchaser and the Independent Engineer may provide a written response. The absence of a response shall be deemed as acceptance of Contractor's notice and request for additional costs and time.

     F. If a Force Majeure (other than for failure to procure a Permit through fault of the Contractor) continues for a total of two hundred (200) days, either Party may terminate the Contract by notice to the other and the Contract shall be deemed to have been terminated by Purchaser, prior to the Payment Escrow Date effective on the date of the terminating Party's notice, in accordance with Sub-
Article 14(A) and the remaining provisions of Article 14 shall apply to such termination.

ARTICLE 18  INTELLECTUAL PROPERTY
---------------------------------

     A.   Ownership

          All right, title, and interest in and to any information, computer or other apparatus programs, software, specifications, drawings, designs, sketches, tools, market research or operating data, prototypes, records, documentation, works of authorship or other creative works, ideas, concepts, methods, inventions, discoveries, improvements, or other business, financial and/or technical information (whether or not protectable or registrable under any applicable intellectual property law) developed by Contractor in the course of its performance under this Contract, or otherwise furnished by Contractor to Purchaser as part of the delivery of the System under this Contract, is and shall remain the sole property of Contractor (hereinafter individually and collectively referred to as "Intellectual Property"). Unless otherwise expressed in this Contract, no license is implied or granted herein to Purchaser to any Intellectual Property by virtue of this Contract, nor by the transmittal or disclosure of any such Intellectual Property to Purchaser. Any Intellectual Property disclosed, furnished, or conveyed to Purchaser that is marked as "Proprietary" or "Confidential", (or if transmitted orally is identified as being proprietary or confidential), or under the totality of the circumstances ought to reasonably be treated as being proprietary or confidential to Contractor even if not so marked or identified, shall be treated in accordance with the provision of Article 20 (Safeguarding of Information and Technology).

     B.   Licenses

          Contractor shall furnish to Purchaser, upon the transfer of title to any portion of the System or a System Upgrade pursuant to Article 9, copies of all technical information, specifications, drawings, designs, sketches, tools, operating data, records, documentation and/or other types of engineering or technical data or information that a person of ordinary skill in the relevant technical field would consider reasonably necessary to operate, maintain or repair each component of such portion of the System or System Upgrade as delivered by Contractor (the "Deliverable Technical Material"). Contractor grants to Purchaser a perpetual, royalty-free, non-transferable (except under the circumstances specified in Sub-Article 18(G) below) license to use and reproduce the Deliverable Technical Materials owned, controlled, or developed by Contractor to fulfill Purchaser's obligations under this Contract and to use and operate the System (as upgraded by any System Upgrades) supplied by Contractor with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using and operating the System (as upgraded by any System Upgrades), but with no right to sublicense. Contractor grants to Purchaser a perpetual, royalty-free, nontransferable (except under the circumstances specified in Sub-Article 18(G) below) license to use and reproduce those portions of Deliverable Technical Materials owned or controlled by third parties (but only to the extent of any rights which may have been granted to Contractor by such third parties) to fulfill Purchaser's obligations under this Contract and to use and operate the System supplied by Contractor with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using and operating the System (as upgraded by any System Upgrades), but with no right to sublicense. Except as set forth in this provision, no license under Contractor's patents, copyrights, trade or service marks, trade secrets or other intellectual property rights protectable under law in the United States or any foreign country is granted to Purchaser. It is expressly understood that it shall not be a violation of this license for Purchaser, on its own behalf or through third parties (under appropriate written obligations respecting confidentiality) specifically employed for the purpose, to modify the System (as upgraded by any System Upgrades) or connect the System (as upgraded by any System Upgrades) to other systems, provided that Purchaser may not use the Deliverable Technical Materials in achieving such modification or interconnection for any purpose other than determining the technical configuration, systems interface and/or interoperability requirements of the System (as upgraded by any System Upgrades) as delivered by Contractor (subject to the rights of third parties therein and thereto), and subject to the limitations on Contractor's obligations as set forth in Articles 10(C) and 19(A) concerning any such modification or interconnection.

     C.   Deliverable Software

          Contractor shall furnish to the Purchaser, upon transfer of title to any portion of the System or System Upgrade pursuant to Article 9, copies of all computer or other apparatus programs and software, in executable form, and related documentation, where such copies of programs and software shall consist solely of executable code provided in offline media (e.g., tapes, or diskettes) for restoration purposes, sufficient to operate, maintain or repair the computer systems of such portion of the System or System Upgrade, as the case may be, as delivered by Contractor (the Deliverable Software). Contractor shall furnish to Purchaser, from time to time during the Warranty Period or any Upgrade Warranty Period, copies of all computer or other apparatus programs and software, in executable form, and related documentation, where such copies of programs and software shall consist solely of executable code provided in offline media for restoration purposes, that Contractor may develop to correct errors or to maintain Deliverable Software previously furnished to Purchaser, which shall also be treated as Deliverable Software for purposes of this Contract upon delivery thereof to Purchaser. Contractor grants to Purchaser a perpetual, royalty-free, non-transferable (except under the circumstances specified in Sub-
Article 18(G) below) license to use and reproduce the Deliverable Software Materials owned, controlled, or developed by Contractor to fulfill Purchaser's obligations under this Contract and to use and operate the System (as upgraded by any System Upgrades) supplied by Contractor with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using and operating the System (as upgraded by any System Upgrades), but with no right to sublicense. Contractor grants to Purchaser a perpetual, royalty-free, nontransferable (except under the circumstances specified in Sub-Article 1 8(G) below) license to use and reproduce those portions of Deliverable Software owned or controlled by third parties (but only to the extent of any rights which may have been granted to Contractor by such third parties) to fulfill Purchaser's obligations under this Contract and to use and operate the System (as upgraded by any System Upgrades) supplied by Contractor with the right to employ third parties (under appropriate written obligations respecting confidentiality) to assist Purchaser in fulfilling its obligations under this Contract and in using and operating the System (as upgraded by any System Upgrades), but with no right to sublicense. These licenses shall be limited to the right to use Deliverable Software only with the particular type of computer equipment or substantially similar replacement equipment for which the Deliverable Software was provided in the System (as upgraded by any System Upgrades) as supplied by Contractor.

          1.   Confidentiality

               Purchaser shall keep the Deliverable Software confidential in accordance with Article 20 (Safeguarding of Information and Technology) and Article 21 (Export Control) and agrees to use its best efforts to see that its employees, consultants, and agents, and other users of such software, comply with the provisions of this Contract. Purchaser also agrees to refrain from taking any steps, such as reverse assembly or decompilation, to derive a source code equivalent of any object code that is furnished by Contractor, provided that Contractor continues to maintain the Deliverable Software in accordance with the terms of the Operating, Administration and Maintenance Agreement or is willing and able to enter into an agreement to maintain the Deliverable Software upon terms reasonably comparable to the pertinent terms of Operating, Administration and Maintenance Agreement after the expiration or termination thereof or does not go insolvent or bankrupt to thereby trigger *. In the case of insolvency or bankruptcy of Contractor, Purchaser shall limit any derivation of a source code equivalent to that portion of the Deliverable Software that was developed by Contractor. Purchaser shall not under any circumstances take any steps to derive a source code equivalent from that portion of the Deliverable Software comprising commercial, off-the-shelf software developed or provided by third parties.

          2.   Backup Copies

               Purchaser may make and retain two archive copies of the Deliverable Software. Any copy will contain the same copyright notice and proprietary markings as are on the original software and shall be subject to the same restrictions as the originals.

          3.   Termination of Software Licenses

               In the event of use of Deliverable Software other than that permitted in Sub-Article 18(C) or any other material breach of this Article 18 by Purchaser, Contractor, at its option, may terminate the rights granted to Purchaser pursuant to this Article, upon written notice to Purchaser. Upon termination, Purchaser shall either return or destroy, at Contractor's option, all copies of Deliverable Software furnished under this Contract.

          4.   Indemnification

               In the event of use of Deliverable Software furnished hereunder other than permitted in Sub-Article 18(C) or any other material breach of this


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

               Article 18 by Purchaser, the Purchaser shall indemnify and hold Contractor harmless from any and all third party claims resulting therefrom whether arising from a defect in the software or otherwise.

     D.   Trademarks, Tradenames, etc.

          No rights are granted herein to Purchaser to use any identification (such as, but not limited to tradenames, trademarks, service marks or symbols, and abbreviations, contractions, or simulations thereof) owned or used by Contractor or its parent company and affiliates to identify Contractor or its parent company and affiliates or any of its products or services. Purchaser agrees that it will not, without the prior written permission of Contractor, use such identification in advertising, publicity, packaging, labeling, or in any other manner to identify itself or any of its products, services, or organizations, or represent directly or indirectly that any product, service, or organization of it is a product, service, or organization of Contractor or its parent company or affiliates, or that any product or service of Purchaser is made in accordance with or utilizes any Intellectual Property of Contractor or its parent company or affiliates.

     E.   DISCLAIMER, LIMITATION OF LIABILITY

          CONTRACTOR REPRESENTS THAT ANY INFORMATION OR INTELLECTUAL PROPERTY FURNISHED IN CONNECTION WITH THIS CONTRACT SHALL BE TRUE AND ACCURATE TO THE BEST OF ITS KNOWLEDGE AND BELIEF, BUT CONTRACTOR SHALL NOT BE HELD TO ANY LIABILITY FOR UNINTENTIONAL ERRORS OR OMISSIONS THEREIN. EXCEPT AS EXPRESSLY PROVIDED, CONTRACTOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSLY OR IMPLIEDLY. BY WAY OF EXAMPLE, BUT NOT OF LIMITATION, CONTRACTOR AND ITS PARENT COMPANY AND AFFILIATES MAKES NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF INFORMATION OR INTELLECTUAL PROPERTY DISCLOSED OR PROVIDED HEREUNDER WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY. CONTRACTOR AND ITS PARENT AND AFFILIATES SHALL NOT BE HELD TO ANY LIABILITY WITH RESPECT TO ANY CLAIM BY PURCHASER OR ANY THIRD PARTY CLAIM AGAINST PURCHASER ON ACCOUNT OF, OR ARISING FROM, PURCHASER'S USE OF INFORMATION OR INTELLECTUAL PROPERTY DISCLOSED OR PROVIDED BY CONTRACTOR.

     F.   Joint Development

          In the event that the disclosure of Intellectual Property by Contractor or the exchange of other information results in the creation or development of new information from the substantial contribution of one or more of Contractor's employees, agents, or consultants with one or more of Purchaser's employees, agents, or consultants during the course of this Contract, then such newly created information shall be subject to the terms of
Article 20 (Safeguarding of Information and Technology). Any such newly and jointly developed information shall be jointly owned by the Parties. Notwithstanding the above, the Parties acknowledge and agree that between them the ownership of any newly created information comprising inventions, discoveries, improvements, conceived, first reduced to practice, made or developed in anticipation of, in the course or as a result of Work or Upgrade Work shall be determined in accordance with Title 35 of the United States Code. With respect to any newly created information that is patented and jointly owned by the Parties, each Party shall have equal rights to license such patents or assign their interests to third parties without accounting to or obtaining the consent of the other Party hereto. The Parties shall by mutual agreement decide which Party shall file any United States Patent application. The Party filing such application shall do so at its own expense and shall have the right to elect to file in any foreign country it so chooses. Each Party agrees that it will, without charge to the other, have its employees, agent, consultants or other associates, sign all papers and do all acts necessary, desirable, or convenient to enable the filing Party at its expense to file and prosecute applications for patents on such inventions, discoveries, or improvements, and to maintain patents granted thereon.

     G.   Transferability

          The license granted to Purchaser by Contractor in the Deliverable Technical Materials and Deliverable Software are personal and non-transferable, except that Purchaser may assign or transfer such licenses to an affiliated entity under common control with the Purchaser or to any entity succeeding to Purchaser's entire interest in the System (as upgraded by any System Upgrades) as a result of reorganization or restructuring of the Purchaser or in the event of a change of control of the Purchaser.

     H.   *


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

*

ARTICLE 19  INFRINGEMENT
------------------------

     A. The Contractor agrees to defend or settle at its own expense all suits for infringement of any patent, copyright, trademark or other form of intellectual property right in any country of the world, for the use and operation of the System (as upgraded by any System Upgrades) as supplied by Contractor and for any component part thereof or material or equipment used therein (or the manufacture of any material or the normal use thereof) provided by the Contractor or on its behalf pursuant to this Contract and will hold the Purchaser harmless from all expense of defending any such suit and all payments for final judgment assessed on account of such infringement, except such infringement or claim arising from:

          1. The Contractor's adherence to the Purchaser's directions in the design and configuration of the System (as upgraded by any System Upgrades) or to use materials, parts or equipment of the Purchaser's selection; or

          2. Such material, parts or equipment furnished to the Contractor by the Purchaser, other than in each case, items of the Contractor's design or selection or the same as any of the Contractor's commercial merchandise or in processes or machines of the Contractor's design or selection used in the manufacture of such standard products or parts; or

          3. Use of the System (as upgraded by any System Upgrades) or the materials, parts or equipment furnished by Contractor other than for the purposes indicated in, or reasonably to be inferred from, this Contract or in conjunction with other products; or

          4. Modification of the System (as upgraded by any System Upgrades) or the materials, parts or equipment furnished by the Contractor, or connection of the System to another system by any person or entity other than Contractor, without prior expressed written approval by Contractor.

     B. The Purchaser will, at its own expense, defend all suits against the Contractor for such excepted infringement and hold the Contractor harmless from all expense of defending any such suit and from all payments by final judgment assessed against the Contractor on account of such excepted infringement.

     C. The Contractor and the Purchaser agree to give each other prompt written notice of claims and suits for infringement, full opportunity and authority to assume the sole defense, including appeals and, upon request and at its own expense, the other agrees to furnish all information and assistance available to it for such defense.


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

     D. If all or any portion of the System (as upgraded by any System Upgrades) or any material, part or equipment provided by the Contractor or on its behalf is held to constitute an infringement (excluding such excepted infringements specified in Sub-Article 19(A)) and is subject to an injunction restraining its use or any order providing for its delivery up to or destruction, or if in respect of any such claim of infringement the Contractor deems it advisable to do so, the Contractor shall at its own expense either:

          1. Procure for the Purchaser the right to retain and continue to use the System, the affected portion thereof, or any such material, part or equipment without interruption for the Purchaser;

          2. Replace or modify the System, the affected portion thereof, or any material, part or equipment so that it becomes noninfringing while continuing to meet the Performance Requirements or

          3. If the remedies specified in Sub-Articles 19(D)(1) an 19(D)(2) are not feasible, refund to the Purchaser the full purchase price paid for the System, the affected portion thereof, or any material, part or equipment found to be infringing.

     E. In no event shall the Purchaser make any admission or settle any claim in relation with any claim for infringement without Contractor's consent.

ARTICLE 20  SAFEGUARDING OF INFORMATION AND TECHNOLOGY
------------------------------------------------------

     A. In performance of this Contract, it may be mutually advantageous to the Parties hereto to share certain specifications, designs, plans, drawings, software, market research or operating data, prototypes, or other business, financial, and or/technical information related to products, services, or systems which are proprietary to the disclosing Party or its affiliates (and in the case of Contractor, Contractor's parent company) (together with this Contract and related documents, "Information"). The Parties recognize and agree that Information includes information that was supplied in contemplation hereof prior to execution of this Contract, and further agree that Information includes information in both tangible and intangible form.

     B. Unless such Information was previously known to the Party receiving such Information free of any obligation to keep it confidential, or such Information has been or is subsequently made public through other than unauthorized disclosure by the receiving Party or is independently developed by the receiving Party (as documented by the records of the receiving Party), it shall be kept confidential by the Party receiving such Information, shall be used only in the performance of this Contract, and may not be used for any other purposes except upon such terms as may be agreed upon in writing by the Party owning such Information. The receiving Party may disclose such Information to other persons, upon the furnishing Party's prior written authorization, but solely to perform acts which this Article expressly authorizes the receiving Party to perform itself and further provided such other person agrees in writing (a copy of which writing will be provided to the furnishing Party at its request) to the same conditions respecting disclosure and use of Information contained in this Article and to any other reasonable conditions requested by the furnishing Party. Nothing herein shall prevent a Party from disclosing Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (c) to the extent reasonably required in connection with the exercise of any remedy hereunder and (d) to a Party's legal counsel or independent auditors.

     C. The Purchaser may disclose Information to its lenders and their representatives in connection with obtaining financing for the System, provided that each such lender or third party enters into a confidentiality agreement containing terms and conditions similar to those in this Contract. Any such disclosure of Information shall be subject to the restrictions in Sub-Article 20(B).

ARTICLE 21  EXPORT CONTROL
--------------------------

          The Parties acknowledge that any products, software, and technical information (including, but not limited to, services and training) provided by either Party under this Contract are or may be subject to export laws and regulations of the United States and the destination country(ies) and any use or transfer of such products, software and technical information must be authorized under those Laws. The Parties agree that they will not use, distribute, transfer or transmit the products, software or technical information (even if incorporated into other products) except in compliance with export Laws. If requested by either Party, the other Party agrees to sign all necessary export-related documents as may be required to comply with export Laws.

ARTICLE 22  LIQUIDATED DAMAGES
------------------------------

     A. If the System is not Ready for Commercial Service or Provisional Acceptance by the Scheduled RFS Date, as it may have been extended under:

     1.   Article 6 (Contract Variations);

     2.   Article 17 (Force Majeure); or

     3. Other arrangements as agreed between the Purchaser and the Contractor (with 15 days prior notice to the Independent Engineer);

     Then Contractor shall pay to Purchaser for each day of delay, for up to 200 days, by way of pre-estimated and liquidated damages for the delay and not as a penalty, an amount equal to * of the portion of the Initial Contract Price allocable to the Segment(s) not Ready for Commercial Service (it being understood for this purpose that each such Segment of the System must have a capacity of * Gb/s per fiber pair) or Provisional Acceptance.

     B. If a System Upgrade is not Ready for Commercial Service or Provisional Acceptance by the Scheduled Upgrade Date, as it may have been extended under:


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

    1.   Article 6 (Contract Variations);

    2.   Article 17 (Force Majeure); or

    3. Other arrangements as agreed between the Purchaser and the Contractor (with 15 days prior notice to the Independent Engineer);

     Then Contractor shall pay to Purchaser for each day of delay, for up to 90 days, by way of pre-estimated and liquidated damages for the delay and not as a penalty, an amount equal to * of the Initial Upgrade Contract Price.

ARTICLE 23  LIMITATION OF LIABILITY/INDEMNIFICATION
---------------------------------------------------

     A. NOTWITHSTANDING ANY OTHER PROVISION IN THIS CONTRACT, AND IRRESPECTIVE OF ANY FAULT, NEGLIGENCE OR GROSS NEGLIGENCE OF ANY KIND, IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, RELIANCE OR SPECIAL (INCLUDING PUNITIVE) DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUE, LOSS OF BUSINESS OPPORTUNITY OR THE COSTS ASSOCIATED WITH THE USE OF RESTORATION FACILITIES RESULTING FROM ITS FAILURE TO PERFORM, PURSUANT TO THE TERMS AND CONDITIONS OF THIS CONTRACT, PROVIDED THAT THE CONTRACT PRICE LESS COSTS SAVED (AND IF ANY SYSTEM UPGRADE HAS BEEN SELECTED, THE UPGRADE PRICE LESS COSTS SAVED) AND ANY LIABILITIES INCURRED BY CONTRACTOR TO THIRD PARTIES IN CONNECTION WITH THIS CONTRACT SHALL BE DEEMED TO BE DIRECT DAMAGES.

     B.   EXCEPT AS SET FORTH BELOW IN THE LAST TWO SENTENCES OF THIS SUB-
ARTICLE 23(B), THE CONTRACTOR'S MAXIMUM AGGREGATE LIABILITY, WHETHER IN TORT, CONTRACT OR OTHERWISE, EXCEPT FOR CLAIMS RELATING TO SYSTEM UPGRADES, SHALL BE DIRECT DAMAGES PROVEN NOT TO EXCEED * OF THE CONTRACT PRICE. THE CONTRACTOR'S MAXIMUM AGGREGATE LIABILITY FOR CLAIMS RELATING TO SYSTEM UPGRADES (IF CONTRACTOR CAN SHOW THAT THE SYSTEM WAS DESIGNED WITH SUFFICIENT TRANSMISSION MARGIN AND THUS SUCH CLAIMS DO NOT ARISE UNDER CLAUSE (ii) OF SUB-ARTICLE 10(B)) SHALL BE DIRECT DAMAGES PROVEN NOT TO EXCEED * OF THE APPLICABLE UPGRADE PRICE. THE FOREGOING LIMITATION SHALL NOT APPLY TO CLAIMS UNDER SUB-ARTICLES 19(A) AND 23(C). IF CONTRACTOR CANNOT SHOW THAT THE SYSTEM WAS DESIGNED WITH SUFFICIENT TRANSMISSION MARGIN FOR A SYSTEM UPGRADE, THE CONTRACTOR'S MAXIMUM AGGREGATE LIABILITY FOR CLAIMS ARISING UNDER CLAUSE (ii) OF SUB-ARTICLE 10(B) SHALL BE DIRECT DAMAGES PROVEN NOT TO EXCEED * OF THE APPLICABLE UPGRADEABILITY LIABILITY LIMIT.


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

     C. Contractor, at its expense, shall defend, indemnify and hold harmless Purchaser, its agents, subcontractors and employees against any and all claims, demands, and judgments for losses due to any act or omission, arising out of, or in connection with this Contract or, prior to risk of loss passing to Purchaser, the operation and maintenance of the System, to the extent such losses were caused by the negligence or willful misconduct of the Contractor, its subcontractors, employees or agents. The defense, indemnification and save harmless obligation is specifically conditioned on the following: (i) Purchaser providing prompt notification in writing of any such claim or demand when it obtains Actual Knowledge thereof, unless such failure shall not have materially impaired Contractor's ability to defend against such claim; (ii) Contractor having control of the defense of any such action, claim or demand and of all negotiations for its settlement or compromise; and (iii) Purchaser cooperating, at Contractor's expense, in a reasonable way to facilitate the defense of such claim or demand or the negotiations for its settlement.

     D. Purchaser, at its expense, shall defend, indemnify and hold harmless Contractor, its agents, subcontractors and employees against any and all claims, demands, and judgments for losses due to any act or omission, arising out of, or in connection with this Contract or, after risk of loss passes to Purchaser, the operation or maintenance of the System, to the extent such losses were caused by the negligence or willful misconduct of the Purchaser, its subcontractors, employees or agents (other than AT&T Submarine Systems, Inc.). The defense, indemnification and save harmless obligation is specifically conditioned on the following (i) Contractor providing prompt notification in writing of any such claim or demand when it obtains Actual Knowledge thereof, unless such failure shall not have materially impaired Purchaser's ability to defend against such claim; (ii) Purchaser having control of the defense of any such action, claim or demand and of all negotiations for its settlement or compromise; and (iii) Contractor cooperating, at Purchaser's expense, in a reasonable way to facilitate the defense of such claim or demand or the negotiations for its settlement.

ARTICLE 24  COUNTERPARTS
------------------------

          This Contract may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

ARTICLE 25  DESIGN AND PERFORMANCE RESPONSIBILITY
-------------------------------------------------

     A. The Contractor shall be solely responsible for the design of and for all details of the System and the System Upgrades and for the adequacy thereof.

     B. The Contractor's responsibility for design of the System and the System Upgrades shall not in any way be diminished nor shall the Contractor's design approach be restricted or limited by the Purchaser's acceptance of the Contractor's guidance or recommendations as to engineering standards and design specifications, or by the Purchaser's suggestions or recommendations on any aspect of the design.

     C. Purchaser shall use reasonable efforts in assisting the Contractor to obtain in a timely manner accurate information required for the Contractor to perform the Work and the Upgrade Work, which Contractor cannot expeditiously and cost-effectively obtain from any source other than the Purchaser.

ARTICLE 26  PRODUCT CHANGES
---------------------------

          The Contractor may at any time make changes to the System or System Upgrades furnished pursuant to this Contract, or modify the drawings and published specifications relating thereto, or substitute equipment of later design, provided the changes, modifications, or substitutions under normal and proper use do not impact upon the form, fit, expected life or function of the System as provided in the System Performance Requirements.

ARTICLE 27  RISK AND INSURANCE
------------------------------

     A. The Contractor shall at all times maintain, and upon request, the Contractor shall furnish the Purchaser with certificates, or other reasonable evidence, that Contractor maintains, the following insurance or has adequate self-insurance (other than as required to comply with any statutory insurance requirements):

          1. Workmen's Compensation and Employers Liability Insurance (with a limit of not less than * for any one incident or series of incidents arising from one event or such higher limit as may be required by the laws of any jurisdiction) covering the officers and employees of the Contractor for all compensation or other benefits required of the Contractor by the laws of any nation or political sub-division thereof to which the Contractor and its operations under this Contract are subject in respect of injury of death of any such employee.

          2. Comprehensive General Public Liability Insurance, covering personal injury and/or property damage, with combined single limits of not less than * for claims of injury or death of any persons or loss of or damage to property resulting from any one accident. This insurance to be extended to provide Marine Comprehensive General Liability including liabilities arising out of the operation of subsea equipment.

          3. Comprehensive Automobile Liability insurance covering all vehicles and automotive equipment owned, hired, or in the custody and control of Contractor and complying with all applicable legislation with limits not less than * combined single limit for the death or injury of any person per accident and not less than * for the loss or damage to property resulting from any one accident.

          4. All Risk Insurance in respect of all property of Contractor, its respective officers, agents and employees connected with the performance of the Work against all loss or damage from whatever cause.


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

          5. Conventional Marine Hull and Machinery Insurance including War Risks or any vessel(s) owned, operated or chartered by the Contractor, in an amount equal to the full value thereof. In the event of damage to or loss of such vessel(s), the Contractor agrees to look to its insurance carrier for payment of such loss or damage and hereby releases the Purchaser and waives any claims against the Purchaser for the loss of such vessel(s) unless due to the negligence of Purchaser, its agent or representatives (other than Contractor).

          6. All vessels are to be entered in a Mutual Protection and Indemnity Association with a full and unlimited entry or to have Marine Protection and Indemnity Insurance with a limit of not less than * including coverage far illness, injury or death of crew members (unless covered under Workmen's Compensation Insurance), Contractual Liability Coverage, Collision and Tower's Liability, Removal of Wreck and Debris and Third Party Liability.

          7. Excess Liability Coverage over that required in Sub-Articles 27(A)(1), (2) and (3) with minimum limits of * for any one accident or occurrence.

          8.   Specialist Operations Insurance with a limit of not less than
               * as per London Wording 1993 or equivalent.

          9. Transit Insurance including inland, air, and Marine Cargo coverage including War (other than on land) in an amount sufficient to cover the expected highest value of any one shipment. Coverage to include Institute Cargo Clauses, all risks 1.1.63, Institute War Clauses, London Malicious Damage Clause, and Institute Strikes Riots and Civil Commotion Clauses or their equivalent.

          10. Marine Cargo or equivalent is required to protect, for full cost, against all risks of physical loss or damage to the plant, equipment and supplies to be included in the System (other than War Risks) beginning with when each such item is ready for shipping and ending when the submersible plant and equipment are placed overside the cable laying vessel and when the equipment and supplies are delivered to the cable stations, central offices, or network operation center. The coverage continues to cover cable lying on the seabed.

          11. Sea Bed or equivalent coverage (including an Old Mines and Torpedoes Clause, including other derelict weapons of War) is required to protect, for full cost, against all risks of physical loss or damage to the submersible plant and equipment described in Sub-Article 27(A)(10) above. See last paragraph.


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

          12. War Risks or equivalent coverage is required to protect against damage to, seizure by and/or destruction of the System by means of war, piracy, takings at sea and other warlike operations until discharge of the submersible plant and equipment. For the purposes of this Article "discharge of the submersible plant and equipment" shall be deemed to take place when the plant and equipment reaches the sea bottom, as far as the submersible plant and equipment is concerned, and when the plant is off-loaded in the respective terminal country, as far as non-submersible plant is concerned.

          13. Pollution Liability (EIL) insurance for installation operations and as arising from the use of vessels in an amount not less than
               * or such higher sum as may be required to meet any legal requirement in area of operations.

          The Comprehensive General Liability Insurance required pursuant to Sub-Article 27(A)(2) above, shall include Contractual Liability Coverage which shall specifically apply to the obligations assumed by the Contractor under the Terms and Conditions of this Contract.

     B.   1.   All the foregoing insurances shall be effected with a
               creditworthy insurer and shall be endorsed to provide Purchaser with at least thirty (30) days prior written notice of cancellation or material change.

          2. All the foregoing insurances shall name Purchaser as an additional insured as to operations hereunder, in which event the Contractor's insurance shall be primary to any insurance carried by Purchaser.

          3. The limits specified herein are minimum requirements and shall not be construed in any way as limits of liability or as constituting acceptance by Purchaser of such responsibility for financial liabilities in excess of such limits. The Contractor shall bear all deductibles applicable to any insurance.

          4. If it is judicially determined that the monetary limits of insurance required hereunder or of any indemnity voluntarily assumed under the Terms and Conditions of this Contact which the Contractor agrees will be supported either by available liability insurance or voluntarily self-insured, in part or whole, exceeds the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnity shall automatically be amended to conform to the maximum monetary limits permitted under such law.

          5. Contractor shall take reasonable steps to provide that any sub-contractor engaged by it has in effect or will effect Employer's Liability, Workmen's Compensation, Hull and Machinery and Protection and


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

               Indemnity insurances and any other insurances required by law, together with such other insurances as the Contractor may consider necessary.

          6. If the Contractor fails to effect or keep in force any of the insurances required under this Contract, Purchaser may effect and keep in force any such insurances and pay such premiums as may be necessary for that purpose and from time to time deduct the amount so paid by Purchaser from any money due or which may become due to the Contractor hereunder or recover the same as a debt due from the Contractor, provided that Purchaser is not in Default.

          7. Each Party shall give the other prompt notification of any claim with respect to any of the insurances to be provided hereunder, accompanied by full details giving rise to such claim. Each Party shall afford the other all such assistance as may be required for the preparation and negotiation of insurance claims.

          8. Contractor shall report to Purchaser as soon as practicable all accidents or occurrences resulting in injuries to Contractor's employees or third parties, or damage to property of third parties, arising out of our during the course of services for Purchaser by Contractor.

     C. The Contractor may organize such levels of deductibles, excesses and self-insurance as it considers appropriate.

     D. The insurance requirements of this Article 27 will remain in place with respect to each Segment, the System or System Upgrade, as the case may be, and will not in any way be diminished or reduced until the transfer of title and risk of loss shall have passed to Purchaser of such Segment, System or System Upgrade, as the case may be, even in the event of the sale of substantially all the assets of the Contractor by way of a merger, consolidation or sale of assets.

ARTICLE 28  PLANT AND WORK RULES
--------------------------------

          Employees and agents of each Party shall, while on the premises of the other or its subcontractors, comply with all plant rules and governmental regulations.

ARTICLE 29  RIGHT OF ACCESS
---------------------------

     A. The Contractor shall, upon reasonable notice of not less than ten (10) working days, during normal business hours and in a manner to avoid any disruption of the work on the premises including performance of other contracts, permit access by the Purchaser or its Quality Assurance (QA) Representative (other than a competitor of the Contractor or any affiliate of a competitor) to the Contractor's premises where the work will be performed, and will use its best endeavors to secure rights of access to premises of its subcontractors where the work will be performed, having subcontracts or orders in the amount of, or equivalent to

U.S. $125,000 or more, in accordance with the Contractor's contractual arrangements with its subcontractors, and allow the Purchaser or its QA Representative to:

          1. audit the Contractor's quality assurance system and its application to the Work and Upgrade Work, including manufacture, development and raw materials and components provision;

          2. inspect all parts of the Work and Upgrade Work to the extent reasonably practicable to ensure that their quality meets the Specification.

This right of access shall allow for the Purchaser and/or its QA representative (up to a total of three (3) persons). The Purchaser shall provide the name(s), nationality and title of each such visitor prior to the visit. The Contractor shall not be responsible for any costs, including travel and accommodation costs, of the Purchaser or its representatives.

     B. The right of access shall also allow for the Purchaser and/or representatives (up to a total of three (3) persons) to be aboard the vessel(s) during installation and the route survey, provided accommodations are available. The Contractor shall not be responsible for any costs of the Purchaser or its representatives, except for living expenses on board the vessel which includes one (1 ) daily telex or fax, all other travel and accommodation costs for the Purchaser or its QA Representatives shall be for the account of the Purchaser.

     C. Any right of access shall not be construed as creating any obligation requiring the Contractor or its subcontractors to disclose trade secrets or proprietary information. Further, such right of access may be conditioned on the execution of a confidentiality and non-disclosure agreement and/or subject to routine building or security rules, regulations or procedures.

     D. Any exercise of any right of the Purchaser hereunder to inspect, audit, visit or to serve any part of the Work or System Upgrades shall not be construed as limiting any obligation of Contractor hereunder, including without limitation, under Articles 1 and 10 hereof.

     E. Contractor will have access to the System as necessary to accomplish its responsibilities under this Contract and in order to make repairs and to make System Upgrades. Contractor will provide reasonable notice of its need for access and will take reasonable steps to minimize disruptions to the operation of the System.

     F. Contractor shall give the Purchaser reasonable prior written notice of each monthly project management review meeting with respect to the status of the construction and/or installation of the System, and Purchaser's representatives (up to three such representatives) and the Independent Engineer shall at their cost be permitted to attend and participate in such meetings.

ARTICLE 30  QUALITY ASSURANCE
-----------------------------

            All equipment, material and supplies provided under this Contract shall be inspected and tested by representatives designated by the Contractor to the extent reasonably practical to assure that the quality of the equipment, materials and supplies being incorporated is sufficient to realize the System Performance Requirements. The inspection and test program established for such equipment, materials and supplies shall be consistent with commercial practices normally employed by the Contractor in the construction of submarine cable systems. The foregoing shall not be construed as limiting any of the Contractor's obligations under this Contract.

ARTICLE 31  DOCUMENTATION
-------------------------

            The Contractor shall furnish to the Purchaser one copy of the standard documentation in the English language for the System provided hereunder. Such documentation shall be provided prior to the Acceptance testing. Additional copies of the documentation are available at additional cost.

ARTICLE 32  TRAINING
--------------------

            The Contractor will provide, until the Date of Final Acceptance, any and all training necessary for the operation and maintenance of the System.

ARTICLE 33  SETTLEMENT OF DISPUTES/ARBITRATION
----------------------------------------------

     A. The Parties shall endeavor to settle amicably by mutual discussions any disputes, differences, or claims whatsoever related to this Contract.

     B. Failing such amicable settlement, any controversy, claim or dispute arising under or relating to this Contract, including the existence, validity, interpretation, performance, termination or breach thereof, shall finally be settled by arbitration in accordance with the International Arbitration Rules of the American Arbitration Association ("AAA"). Unless the Parties agree to a sole arbitrator, there shall be three (3) arbitrators, with each Party appointing one arbitrator, who collectively will select a third. The language of the arbitration shall be English. The Arbitrator will not have authority to award punitive damages to either Party. Each Party shall bear its own expenses, but the Parties shall share equally the fees and expenses of the Arbitration Tribunal and the AAA. This Contract shall be enforceable, and any arbitration award shall be final, and judgment thereon may be entered in any court of competent jurisdiction. In any such arbitration, the decision in any prior arbitration under this Contract shall not be deemed conclusive of the rights as among themselves of the Parties hereunder. The arbitration shall be held in New York, New York. U.S.A.

ARTICLE 34  APPLICABLE LAW
--------------------------

            This Contract shall be construed and governed in accordance with the laws of the State of New York, United States, excluding its conflicts of law provisions and excluding the Convention for the International Sale of Goods.

ARTICLE 35  NOTICES
-------------------

     A. Any notices, consent, approval, or other communication pursuant to this Contract shall be in writing, in the English language, and shall be deemed to be duly given or served on a Party if sent to the Party at the address stipulated in Sub-Article 35(B) and if sent by any one of the following means only:

            1. Sent by hand: Such communication shall be deemed to have been received on the day of delivery provided receipt of delivery is obtained.

            2. Sent by facsimile: Such communication shall be deemed to have been received, under normal service conditions, twenty-four
                 (24) hours following the time of dispatch or on confirmation by the receiving Party, whichever is earlier.

            3. Sent by registered or certified mail: Such communication shall be deemed to have been received, under normal service conditions, on the day it was received or on the tenth day after it was dispatched, whichever is earlier.

     B. For purposes of this Article, the names, addresses and fax numbers of the Parties are as detailed below. Any change to the name, address, and facsimile numbers may be made at any time by giving thirty (30) days prior written notice.

AT&T Submarine Systems, Inc.
Room S120
340 Mt. Kemble Ave.
Morristown, New Jersey 07960 U.S.A.
FAX: +1 201 326 2704

Global Telesystems Ltd.
Cedar House
41 Cedar Avenue
Hamilton HM12 Bermuda
FAX 441-292-8666
Attn: Mr. David Lee

ARTICLE 36  PUBLICITY AND CONFIDENTIALITY
-----------------------------------------

     A. No information relating to this Contract shall be released by either Party to any newspaper, magazine, journal or other written, oral or visual medium without the prior written approval of an authorized representative of the other Party; provided that, subject to Article 20 (Safeguarding of Information
             --------
and Technology) and the following Sub-Article, this Article shall not restrict either Party from (i) responding to customary press inquiries or otherwise making public or private statements in the normal course of business, so long as consistent with a mutually agreed press-release and (ii) assisting in the obtaining of financing in accordance with Sub-Article 37(C), including the publication of a financial tombstone.

     B. This Contract and any non-public information, written or oral, with respect to this Contract, "Confidential Information", will be kept confidential and shall not be disclosed, in whole or in part, to any person other than affiliates, officers, directors, employees, agents or representatives of a Party (collectively, "Representatives") who need to know such Confidential Information for the purpose of negotiating and executing this Contract. Each Party agrees to inform each of its Representatives of the non-public nature of the Confidential Information and to direct such persons to treat such Confidential Information in accordance with the terms of this Article. Nothing herein shall prevent a Party from disclosing Confidential Information (a) upon the order of any court or administrative agency, (b) upon the request or demand of, or pursuant to any regulation of, any regulatory agency or authority, (c) to the extent reasonably required in connection with the exercise of any remedy hereunder, (d) to a Party's legal counsel or independent auditors, (e) prospective lenders to the Purchaser or Holding Company, and (f) to any actual or proposed assignee of all or part of its rights hereunder provided that such actual or proposed assignee agrees in writing to be bound by the provisions of this Article.

ARTICLE 37  ASSIGNMENT
-----------------------

     A. Except as provided in this Article, neither Party shall assign this Contract or any right or interest under this Contract, nor delegate any work or obligation to be performed under this Contract ("Assignment"), without the other Party's prior written consent which shall not be unreasonably withheld (it being understood that it shall be deemed to be reasonable to withhold consent to the assignment of this Contract or any rights, interest or obligations hereunder to a competitor of Contractor or an affiliate of a competitor or uncreditworthy party). Nothing herein shall preclude a Party from employing a subcontractor in carrying out its obligations under this Contract. A Party's use of such subcontractor shall not release the Party from its obligations or liability under this Contract.

     B. The Contractor has the right to assign all of its rights under this Contract or to delegate all of its duties hereunder at any time without the Purchaser's consent to any successor to substantially all the assets of the Contractor by way of a merger, consolidation or sale of assets provided that in the case of any assignment or delegation pursuant to this Sub-Article 37(B) such assignee shall assume in writing all warranties, representations and obligations of Contractor under this Contract. The Contractor shall give the Purchaser written notice of the assignment.

     C. The Parties acknowledge that Purchaser may finance construction of the System on a Project finance" basis and that in connection therewith the financing parties will require that such financing be secured by certain assets of Purchaser (including but not limited to this Contract). The Purchaser may, in connection with any such project financing grant a collateral assignment of its rights and obligation under this Contract to any such financing parties which executes and delivers a Consent, and in connection therewith, the Contractor will execute and deliver a Consent, and Purchaser may transfer in accordance with such Consent.

     D. The Purchaser has the right to assign all of its rights and delegate all of its duties under this Contract to any other entity (a Transferee") to whom all of the Financing Documents and all Permits in Purchaser's name have been assigned in accordance with the terms thereof and to whom all of Purchaser's rights and interests in the System have been transferred. Purchaser also has the right (i) to assign all of its rights hereunder with respect to any particular Landing, Assets to any Transferee, (ii) to assign Permits with respect to such Landing Assets, or have Permits with respect to such Landing Assets issued in the name of, such Transferee and (iii) to transfer such Landing Assets or have such Landing Assets transferred directly to, such Transferee; provided that (a) such Transferee shall execute a supplement to this Contract
--------
whereby it becomes jointly and severally liable, together with Purchaser, for all of Purchaser's obligations under this Contract and (b) Purchaser's and Holding Company's lenders permit such assignments and transfers without causing a reduction in the financing committed for the System. "Landing Assets" means, with respect to each jurisdiction where a portion of the System is located, all or part of such portion of the System located therein. It is understood that the Purchaser, at its option, may assign and transfer rights with respect to Landing Assets in different jurisdiction to different Transferees. Purchaser shall not transfer any of its rights under this Contract or the System except in accordance with the foregoing. Any assignment or transfer not expressly permitted by this Sub-Article 37(D) shall be of no force and effect. Any assignment or transfer which results in any increase in costs or any loss, damage, delay or failure of performance shall constitute a Force Majeure, and, without limiting the applicability of Article 17 (Force Majeure), Purchaser shall be responsible for any increase in costs resulting therefrom.

ARTICLE 38  RELATIONSHIP OF THE PARTIES
---------------------------------------

            All work performed by a Party under this Contract shall be performed as an independent contractor and not as an agent of the other and no persons furnished by a Party shall be considered the employees or agents of the other. Each Party shall be responsible for its employees' compliance with all Laws while performing under this Contract. This Contract shall not form a joint venture or partnership between the Parties.

ARTICLE 39  SUCCESSORS BOUND
----------------------------

            This Contract shall be binding on the Contractor and the Purchaser and their respective successors and assigns.

ARTICLE 40  ARTICLE CAPTIONS
----------------------------

            The captions of the Articles do not form part of this Contract and shall not have any effect on the interpretation thereof.

ARTICLE 41  SEVERABILITY
------------------------

            If any of the provisions of this Contract shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Contract, but rather the entire Contract shall be construed as if not containing the particular invalid or unenforceable provision or provisions and the rights and obligations of the Contractor and the Purchaser shall be construed and enforced accordingly. In the event such invalid or unenforceable provision is an essential and material element of this Contract, the Parties shall promptly negotiate a replacement provision.

ARTICLE 42  SURVIVAL OF OBLIGATIONS
-----------------------------------

            The Parties' rights and obligations, which, by their nature would continue beyond the termination, cancellation or expiration of this Contract, including, but not limited to, those contained in Sub-Article 4(B) (Taxes, Levies and Duties) and Sub-Article 4(C) (Withholding Tax), Article 18 (Intellectual Property), Article 20 (Safeguarding of Information and Technology), Article 21 (Export Control) and Article 23 (Limitation of Liability/Indemnification) shall survive termination, cancellation or expiration hereof. Article 10 (Warranty) and Article 11 (Contractor Support), shall survive termination, cancellation or expiration hereof, if and only if, this Contract is terminated by Purchaser pursuant to Sub-Article 13(A).

ARTICLE 43  NON-WAIVER
----------------------

            A waiver of any of the terms and conditions of this Contract, or the failure of either Party strictly to enforce any such term or condition, on one or more occasions shall not be construed as a waiver of the same or of any other term or condition of this Contract on any other occasion.

ARTICLE 44  LANGUAGE
--------------------

            This Contract has been executed in the English language and English will be the controlling language for interpretation of this Contract.

ARTICLE 45  ENTIRE AGREEMENT
----------------------------

            This Contract supersedes all prior oral or written understanding between the Parties and constitutes the entire agreement with respect to the subject matter herein. Such terms and conditions shall not be modified or amended except by a writing signed by authorized representatives of all Parties.

ARTICLE 46  COMING INTO FORCE
-----------------------------

     A. This Contract agreed to between the Purchaser and Contractor will not enter into force unless

(I) each of the following documents is executed and delivered on or before March 25, 1997, in a form and substance satisfactory, in its sole discretion, to each Party hereto:

            1.  Operations, Administration and Maintenance Agreement;

            2.  Sales Agency Agreement;

            3.  Escrow and Security Agreement;

            4.  CIBC Commitment Letter;

            5.  Holding Company Note Purchase Agreement; and

            6.  Guaranty;

(II) the form of the following have been agreed to: (i) Retainage Lender of Credit, (ii) Appendix 4-1 (Invoice Certificate), (iii) Consent and (iv) Capacity Purchase Agreement; and

(III) Purchaser shall have made the payments described in Sub-Article 5(C)(2).

     B. When all the conditions indicated in Sub-Article 46(A) above are complied with, then the Purchaser shall immediately notify the Contractor, and, so long as the date of such notice is on or before March 25, 1997, the Contract shall come into force on the date of such notice.

            This Contract is executed in Toronto, Canada by duly authorized representatives of the Parties as set forth below.

AT&T Submarine Systems, Inc.       Global Telesystems Ltd.


By:____________________            By:____________________
Signature                          Signature
Title:_________________            Title:_________________
Date:__________________            Date:__________________

                               SUPPLEMENT NO. 1

          Supplement No. 1, dated as of June 27, 1997 (this "Supplement"), to
                                                             ----------
the Project Development and Construction Contract described below, among AT&T Submarine Systems, Inc. (the "Contractor"), Global Telesystems Ltd. ("GTL"), GT
                              ----------                              ---
Landing Corp., a Delaware corporation (the "U.S. Subsidiary"), SSI Atlantic
                                            ---------------
Crossing LLC, a Delaware limited liability company (the "SSI Subsidiary"), GT
                                                         --------------
U.K. Ltd., a corporation organized under the laws of England (the "U.K.
                                                                   ----
Subsidiary") and Global Telesystems GmbH, a corporation organized under the laws
----------
of Germany (the "German Subsidiary"; together with the U.S. Subsidiary, the SSI
                 -----------------
Subsidiary and the U.K. Subsidiary, the "Assignees").
                                         ---------

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Contract;

          WHEREAS, the Contractor and GTL have entered into the Project Development and Construction Contract, dated March 18, 1997 (as the same may from time to time be amended, modified or supplemented, the "Contract"),
                                                             --------
pursuant to which the Contractor has agreed to design, manufacture, construct, install and deliver a fiber optic cable system connecting (a) the United States to the United Kingdom, (b) the United Kingdom to Germany and (c) Germany to the United States, all as more fully described in the Contract;

          WHEREAS, the Contractor and GTL have also entered into the Operations, Administration and Maintenance Agreement, dated as of March 25, 1997, pursuant to which the Contractor has agreed, in accordance with the terms thereof, to operate, administer and maintain the System;

          WHEREAS, the Contractor and GTL have also entered into the Sales Agency Agreement, dated as of March 25, 1997;

          WHEREAS, the U.S. Subsidiary, the U.K. Subsidiary, and the German Subsidiary are wholly-owned subsidiaries of GTL, and were formed for the purpose of owning and providing capacity on certain Landing Assets and Rights;

          WHEREAS, the SSI Subsidiary is a wholly-owned subsidiary of SSI Atlantic Crossing Holdings LLC, a Delaware limited liability company (the "SSI
                                                                           ---
Holdings Subsidiary"), which in turn is a wholly-owned subsidiary of the
-------------------
Contractor, and was formed for the purpose of owning or leasing and controlling the U.S. Landing Assets and Rights;

          WHEREAS, GTL wishes to transfer all rights under the Contract (i) with respect to the U.S. Real Property Landing Assets and Rights to the U.S. Subsidiary, (ii) with respect to the U.S. Personal Property Landing Assets and Rights to the SSI Subsidiary, (iii) with respect to the U.K. Landing Assets and Rights to the U.K. Subsidiary and (iv) with respect to the German Landing Assets and Rights to the German Subsidiary;

          WHEREAS, GTL, the Contractor and Deutsche Telekom AG have entered into a Memorandum of Understanding, dated April 21, 1997, relating to the German Landing Assets and Rights (the "DT-MOU");
                                ------

          WHEREAS, the U.S. Subsidiary will lease the U.S. Real Property Landing Assets and Rights to the SSI Subsidiary so that the SSI Subsidiary will have control over all U.S. Landing Assets and Rights;

          WHEREAS, the SSI Subsidiary will grant an indefeasible right of use to the U.S. Subsidiary with respect to the U.S. Landing Assets and Rights;

          WHEREAS, GTL will own and control all of the System other than the Landing Assets and Rights;

          WHEREAS, Sub-Article 37(D) of the Contract contemplates the assignment by GTL to a Transferee or Transferees of its rights under the Contract with respect to any particular Landing Assets;

          WHEREAS, Sub-Article 37(D) of the Contract requires that, in connection with such assignment by GTL, the Transferees, GTL and the Contractor shall execute a supplement to the Contract describing their respective rights and obligations; and

          WHEREAS, the Contractor, GTL, the U.S. Subsidiary, the SSI Subsidiary, the U.K. Subsidiary and the German Subsidiary wish to supplement the provisions of the Contract to reflect their agreement with respect to the Landing Assets;

          NOW THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

          1.   Defined Terms.  (a)  Unless otherwise defined herein, capitalized
               -------------
terms which are defined in the Contract are used herein as therein defined.

          (b) The Contract is hereby amended by deleting the definition of "Landing Assets" appearing in the third sentence of Sub-Article 37(D) of the
 --------------
Contract, and by inserting a new definition of "Landing Assets" in Article 3 of
                                                --------------
the Contract as follows:

          "'Landing Assets' means, with respect to each Landing Country where a
            --------------
     portion of the System is located, all real and personal property (including leasehold interests therein) comprising the System from time to time and located within the territory of such Country, including both the portions of such property on the land of such Country and the portion of such property under the territorial waters of such Country, and the portion of such underwater property extending to a point one-half mile beyond the territorial limit of such Country."

          (c) Article 3 of the Contract is hereby amended to add the following definitions:

          "Contingency Letter of Credit" shall mean the letter of credit
           ----------------------------
     described in Sub-Article 5(C)(7) hereof.

          "Credit Agreement" means the Credit Agreement, dated as of the date
           ----------------
     hereof, among GTL, the financial institutions from time to time parties thereto as lenders, Deutsche Bank AG, New York Branch and Canadian Imperial Bank of Commerce, as lead agents, Deutsche Bank AG, New York Branch, as administrative agent, and Canadian Imperial Bank of Commerce, as syndication agent, documentation agent and issuing bank.

          "DT-MOU" has the meaning given such term in Supplement No. 1.
           ------

          "German Landing Assets and Rights" means Landing Assets and Rights
           --------------------------------
     located in Germany, including without limitation, the real and personal property to be listed on Schedule 3 to Supplement No. 1.

          "German Landing Assets and Rights Price" has the meaning set forth in
           --------------------------------------
     Section 4(d) of Supplement No. 1.

          "GTL" shall mean Global Telesystems Ltd., a corporation organized and
           ---
     existing under the laws of Bermuda.

          "IRU and Option Agreement" means an Indefeasible Right of Use and
           ------------------------
     Option Agreement to be entered into between the SSI Subsidiary and the U.S. Subsidiary in substantially the form of Exhibit A to Supplement No. 1, as the same may from time to time be amended, modified or supplemented.

          "IRU Price" has the meaning given such term in Section 6 of Supplement
           ---------
     No. 1.

          "Landing Assets and Rights" means, with respect to each Landing
           -------------------------
     Country, the Landing Assets in such Landing Country together with all Permits necessary to own or lease, operate and maintain such Landing Assets and all rights or licenses under Articles 18, 19, 20 of the Contract relating to such Landing Assets, including all Deliverable Software and Deliverable Technical Material relating to such Landing Assets.

          "Landing Countries" means the United States of America, the United
           ------------------
     Kingdom and Germany.

          "Lender Pledge Agreement" means the Pledge Agreement, dated as of the
           -----------------------
     date hereof, made by the SSI Holdings Subsidiary in favor of the Administrative Agent for the lenders under the Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "SSI Subsidiary" has the meaning given such term in Supplement No. 1.
           --------------

          "Subordinated Pledge Agreement" means the Subordinated Pledge
           -----------------------------
     Agreement, dated as of the date hereof, made by the SSI Holdings Subsidiary in favor of the U.S. Subsidiary.

          "Supplement No. 1" means Supplement No. 1, dated as of June 27, 1997,
           ----------------
     to the Contract, among GTL, the Contractor, the U.S. Subsidiary, the UK Subsidiary, the German Subsidiary and the SSI Subsidiary.

          "U.K. Landing Assets and Rights" means all Landing Assets and Rights
           ------------------------------
     located in the United Kingdom, including without limitation, the property to be listed on Schedule 2 to Supplement No. 1.

          "U.K. Landing Assets and Rights Price"  has the meaning given such
           ------------------------------------
     term in Section 4(c) of Supplement No. 1 .

          "U.K. Subsidiary" has the meaning given such term in Supplement No. 1.
           ---------------

          "U.S. Landing Assets and Rights"  means all Landing Assets and Rights
           ------------------------------
     in the United States, including, without limitation, the property to be listed on Schedule 1 to Supplement No. 1.

          "U.S. Personal Property Landing Assets and Rights"  means all the U.S.
           ------------------------------------------------
     Landing Assets and Rights other than the U.S. Real Property Landing Assets and Rights.

          "U.S. Personal Property Landing Assets and Rights Price"  has the
           ------------------------------------------------------
     meaning given such term in Section 4(b) of Supplement No. 1.

          "U.S. Real Property Landing Assets and Rights" means all U.S. Landing
           --------------------------------------------
     Assets and Rights that consists of real property, including, without limitation, the property to be set forth on Part 2 of Schedule 1 to Supplement No. 1.

          "U.S. Real Property Landing Assets and Rights Price" has the meaning
           --------------------------------------------------
     given such term in Section 4(a) of Supplement No. 1.

          "U.S. Subsidiary" has the meaning given such term in Supplement No. 1.
           ---------------

          2.   Assignments of Rights.  (a)  GTL hereby assigns and transfers all
               ----------------------
of its right, title and interest under the Contract with respect to the U.S. Real Property Landing Assets and Rights to the U.S. Subsidiary and the U.S. Subsidiary hereby accepts such assignment and transfer and assumes all of the obligations and liabilities of Purchaser under the Contract with respect to the U.S. Real Property Landing Assets and Rights;

          (b) GTL hereby assigns and transfers all of its right, title and interest under the Contract with respect to the U.K. Landing Assets and Rights to the U.K. Subsidiary and the U.K. Subsidiary hereby accepts such assignment and transfer and assumes all of the obligations and liabilities of Purchaser under the Contract with respect to the U.K. Landing Assets and Rights.

          (c) GTL hereby assigns and transfers all of its right, title and interest under the Contract with respect to the German Landing Assets and Rights to the German Subsidiary and the German Subsidiary hereby accepts such assignment and transfer and assumes all of the obligations and liabilities of Purchaser under the Contract with respect to the German Landing Assets and Rights.

          (d) GTL hereby assigns and transfers all of its right, title and interest under the Contract with respect to the U.S. Personal Property Landing Assets and Rights to the SSI Subsidiary and the SSI Subsidiary hereby accepts such assignment and transfer and assumes all of the obligations and liabilities of Purchaser under the Contract with respect to the U.S. Personal Property Landing Assets and Rights.

          (e) The Contractor hereby acknowledges, consents and agrees to the assignments and assumptions referred to in paragraphs (a) through (d) of this
Section 2.

          (f) For purposes of determining the submerged Landing Assets subject to the foregoing transfer, it is assumed that under the current law of each Landing Country, the territorial waters of such Country extend twelve nautical miles seaward from the coast of such Country. If such assumption shall prove to be incorrect, or if a law shall change such assumption and in fact the territorial waters of any country extend beyond twelve nautical miles, the parties shall adjust the Landing Assets subject to this Agreement.

          (g) Without limiting the generality of the foregoing, the U.S. Subsidiary, the SSI Subsidiary, the U.K. Subsidiary and the German Subsidiary each acknowledges and agrees that it will be subject to the same restrictions on the transfer of its Landing Assets and Rights as GTL under Sub-Article 37(D) of the Contract, Sub-Article 25(D) of the OA&M Agreement and Sub-Article 18(D) of the Sales Agency Agreement (the "Transfer Restrictions") and further agrees that
                                 ---------------------
it will cause each direct or indirect transferee of any of its Landing Assets and Rights to acknowledge and agree that such transferee is also subject to the Transfer Restrictions.

          (h) GTL represents and warrants that the U.S. Subsidiary, the U.K. Subsidiary and the German Subsidiary are each direct, wholly-owned subsidiaries and acknowledges and agrees that any transfer of any interest in the U.S. Subsidiary, the U.K. Subsidiary or the German Subsidiary (or any other person or entity with any Landing Assets and Rights) will be subject to the Transfer Restrictions to the same extent as a transfer of Landing Assets and further agrees that it will cause each direct or indirect transferee of any such interest to acknowledge and agree that such transferee is also subject to the Transfer Restrictions with respect to such interest.

          3.   Joint and Several Liability.  (a)  Notwithstanding the
               ---------------------------
assignments and assumptions set forth in Section 2 above, GTL shall remain liable to pay and perform all of the obligations and liabilities under the Contract with respect to the assigned Landing Assets and Rights, including, without limitation, the payment obligations under Section 4 hereof.

          (b) The U.S. Subsidiary and the U.K. Subsidiary shall be jointly and severally liable, together with GTL, for all of GTL's obligations under the Contract, including, without limitation, GTL's obligations under paragraph (a) above.

          (c) The German Subsidiary shall be jointly and severally liable, together with GTL, for all obligations of Purchaser under the Contract with respect to the German Landing Assets and Rights, but for no other obligations under the Contract.

          (d) GTL and the U.K. Subsidiary shall be jointly and severally liable with the U.S. Subsidiary to pay the IRU Price.

          (e) Notwithstanding anything to the contrary herein or in the Contract, from and after the date of effectiveness of the IRU and Option Agreement until the date of termination thereof, so long as the IRU Price is paid to the SSI Subsidiary (i) none of GTL, the U.S. Subsidiary or the U.K. Subsidiary shall be liable to pay the U.S. Personal Property Landing Assets and Rights Price and (ii) the failure of the SSI Subsidiary to perform its obligations under Section 4(b) shall not in and of itself constitute a payment default or otherwise excuse the Contractor from performing all of its obligations with respect to the U.S. Personal Property Landing Assets and Rights, unless such failure is directly caused by an intentional action by the U.S. Subsidiary or any of its assignees or transferees (including the Administrative Agent and the lenders under the Credit Agreement).

          4.   Amounts Payable under the Contract.  (a)  The U.S. Subsidiary
               ----------------------------------
hereby agrees to pay all amounts payable under the Contract, when and as due thereunder, with respect to the U.S. Real Property Landing Assets and Rights (the "U.S. Real Property Landing Assets and Rights Price"). The portion of the
      --------------------------------------------------
Initial Contract Price with respect to the U.S. Real Property Landing Assets and Rights is to be set forth on Part 1 of Schedule 1 and is subject to adjustment as provided in Section 4(e) hereof.

          (b) The SSI Subsidiary hereby agrees to pay, if and only if the IRU Price is received by it when and as due under Section 6 hereof, all amounts payable under the Contract, when and as due thereunder, with respect to the U.S. Personal Property Landing Assets and Rights (the "U.S. Personal Property Landing
                                                  ------------------------------
Assets and Rights Price").  The portion of the Initial Contract Price with
-----------------------
respect to the U.S. Personal Property Landing Assets and Rights is to be set forth on Part 2 of Schedule 1 hereto and is subject to adjustment as provided in
Section 4(e) hereof.

          (c) The U.K. Subsidiary agrees to pay all amounts payable under the Contract, when and as due thereunder, with respect to the U.K. Landing Assets and Rights (the "U.K. Landing Assets and Rights Price"). The portion of the
                 ------------------------------------
Initial Contract Price with respect to the U.K. Landing Assets and Rights is to be set forth on Schedule 2 and is subject to adjustment as provided in Section 4(e) hereof .

          (d) The German Subsidiary hereby agrees to pay all amounts payable under the Contract, when and as due thereunder, with respect to the German Landing Assets and Rights (the "German Landing Assets and Rights Price"). The
                                --------------------------------------
portion of the Initial Contract Price with respect to the German Landing Assets and Rights is to be set forth on Schedule 3 hereto and is subject to adjustment as provided in Section 4(e) hereof.

          (e) The amounts set forth in Schedules 1, 2 and 3 represent the portions of the Initial Contract Price attributable to the respective Landing Assets and Rights, are not in addition to the Initial Contract Price, and are subject to adjustments and additions pursuant to the Contract to the same extent as the Initial Contract Price.

          (f) The Contractor will send separate invoices to the appropriate Transferee for payment for Landing Assets.

          (g) All amounts received by the SSI Subsidiary from the Contractor under the Contract shall be promptly turned over to the U.S. Subsidiary.

          5.   Delivery of Landing Assets.  Notwithstanding anything in the
               --------------------------
Contract to the contrary, the Contractor hereby agrees to deliver, transfer and assign, or cause to be delivered, transferred and assigned (i) all right, title and interest in the U.S. Real Property Landing Assets and Rights to the U.S. Subsidiary, (b) all right, title and interest in the U.S. Personal Property Landing Assets and Rights to the SSI Subsidiary, (c) all right, title and interest in the U.K. Landing Assets and Rights to the U.K. Subsidiary and (d) all right, title and interest in the German Landing Assets and Rights to the German Subsidiary.

          6.   IRU and Option Agreement.  The SSI Subsidiary and the U.S.
               ------------------------
Subsidiary agree to enter into the IRU and Option Agreement as soon as practicable. As the price for the indefeasible right of use granted by the SSI Subsidiary (the "IRU Price"), the U.S. Subsidiary shall pay to the SSI
                 ---------
Subsidiary an amount equal to the U.S. Personal Property Landing Assets and Rights Price, which Price shall be payable at the same time or times as the U.S. Personal Property Landing Assets and Rights Price is due and payable. The Contractor, the SSI Subsidiary and the U.S. Subsidiary agree, for United States federal, state and local income tax purposes, (a) to treat the U.S. Subsidiary as the owner of the U.S. Personal Property Landing Assets and Rights as of the date or dates the Contractor transfers title to the SSI Subsidiary and (b) to treat payments of the IRU Price by the U.S. Subsidiary as payments to the Contractor in respect of such assets and rights, unless such treatment is challenged by a taxing authority (subject to the contest provisions of the Indemnity Agreement of even date herewith) or, in respect of such treatment by the Contractor or the SSI Subsidiary, Davis Polk & Wardwell or other independent tax counsel selected by the

Contractor and reasonably satisfactory to GTL provides an opinion that such treatment is more likely than not the incorrect tax treatment of the IRU Price.

          7.   Lease.  The U.S. Subsidiary hereby agrees to lease the U.S. Real
               -----
Property Landing Assets and Rights to the SSI Subsidiary pursuant to a Site Lease substantially in the form of Exhibit B hereto. The SSI Subsidiary and the U.S. Subsidiary agree to enter into the Site Lease as soon as practicable.

          8.   Arrangement with Deutsche Telekom AG.  The parties hereto hereby
               ------------------------------------
acknowledge and agree that nothing contained in the DT-MOU or in any subcontract between Contractor and Deutsche Telekom AG shall change, limit or otherwise alter the respective obligations and rights of the Contractor, on the one hand, and GTL and its Transferees, on the other hand, under the Contract, and the Contractor remains primarily liable and obligated to pay and perform all of its obligations under the Contract, (including, without limitation, those obligations under the Contract).

          9.   Use of the Term "Purchaser" and "Party" in the Supply Contract.
               --------------------------------------------------------------
(a) The parties hereto agree that the term "Purchaser" shall mean GTL or any of its direct or indirect assignees or transferees (including the assignees or transferees hereunder) in:

           (i) the definitions of "Excluded Tax", "Nexus Tax", "Permits" and "Work";

          (ii) Sub-Article 6A(K);

         (iii) the second line of Sub-Article 7(A);

          (iv) the eighth line of Sub-Article 10(A)(1)(c);

           (v) Sub-Article 10(A)(1)(c)(ii), Sub-Articles 10(A)(2), 10(A)(3),
               10(A)(4), 10(A)(5) and 10(C);

          (vi) the first line of Sub-Article 12(B) and the first sentence of Sub-Article 12(C);

         (vii) Sub-Article 13(C)(3);

        (viii) Sub-Article 15(B)(i);

          (ix) Sub-Articles 17(A), 17(B) and 17(C);

           (x) Sub-Article 18(A), the second sentence of Sub-Article 18(C), Sub-
               Article 18(C)(3), Sub-Article 18(C)(4), the penultimate line of Sub-Article 18(D), the last sentence of Sub-Article 18(E) and Sub-Article 18(F);

          (xi) Sub-Articles 19(A)(1), 19(A)(2) and 19(E);

         (xii) Sub-Article 23(D) (excluding the first occurrence);

        (xiii) Sub-Article 25(C) (excluding the first occurrence); and

         (xiv) Sub-Article 27(A)(5), 27(B)(6) and 27(D);

in each case, in the Contract.

          (b) The parties hereto agree that the term "Party" or "Parties" shall mean GTL or any of its direct or indirect assignees or transferees (including the assignees and transferees hereunder) on the one hand and the Contractor on the other in:

           (i) Sub-Articles 13(A)(2), 13(A)(3) and 13(A)(4) (but, so long as the SSI Subsidiary is owned by SSI, not including, in the case of clauses (3) and (4), the SSI Subsidiary, unless, in the case of clause (4), such event with respect to the SSI Subsidiary was not commenced by SSI);

          (ii) Sub-Article 13(E);

         (iii) Sub-Article 36(A); and

          (iv) Sub-Article 37(A),

in each case in the Contract.

          (c) GTL and its direct and indirect assignees and transferees shall act collectively under the Contract and through GTL as its agent with respect to Consents, Performance Requirements, Acceptance Testing, Contract Variations, System Upgrades, termination and suspension of all or any part of the Contract and acceptance of the System or any Segment (including, without limitation, the issuance of Certificates of Commercial Service, Provisional Acceptance and Final Acceptance), and any notices, certificates or requests by GTL with respect to any of the foregoing shall be deemed to have been given by GTL and its direct and indirect transferees and assignees and any notices, certificates or requests by any other person with respect to the foregoing shall have no force or effect. Without limiting the foregoing, the parties acknowledge and agree that no title to any portion of a Segment or the System shall be transferred to GTL or any of its assignees or transferees unless all requirements under the Contract for transfer of the entire Segment or the System, as the case may be, have been satisfied in full.

          (d) GTL shall act as agent for its direct and indirect assignees and transferees for the receipt of notices (excluding invoices), reports and information (including the single copy of the documentation provided under Article 31 of the Contract) from the Contractor, and notices, reports and information delivered to GTL by the Contractor shall be deemed to have been delivered to GTL and its direct and indirect transferees. GTL shall furnish copies of all such notices, reports and information to the U.S. Subsidiary, the U.K. Subsidiary and the German Subsidiary.

          10.  Insurance.  The Contractor hereby agrees to amend its insurance
               ---------
policies maintained pursuant to Sub-Article 27(A) of the Contract to name each Assignee as an additional insured, to the same extent as GTL is so named pursuant to Sub-Article 27(B) of the Contract, as to operations under the Contract with respect to the Landing Assets and Rights transferred to such Assignee hereunder, in which event the Contractor's insurance shall be primary to any insurance carried by such Assignee.

          11.  Schedules.  (a) The U.S. Subsidiary, GTL and the Contractor agree
               ---------
to use their best efforts to complete Schedule 1 hereto as soon as is practicable.

          (b) The U.K. Subsidiary, GTL and the Contractor agree to use their best efforts to complete Schedule 2 hereto as soon as is practicable.

          (c) The German Subsidiary, GTL and the Contractor agree to use their best efforts to complete Schedule 3 hereto as soon as is practicable.

          12.  Representation by GTL.  GTL represents and warrants that GTL's
               ---------------------
and Holding Company's lenders will permit the foregoing assignments and transfers without causing a reduction in the financing committed for the System.

          13.  Covenants of the Contractor.  (a)  The Contractor will not (i)
               ---------------------------
vote to enable, or take any other action to permit the SSI Holdings Subsidiary to issue limited liability company interests or other ownership or equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any limited liability company interests or other ownership or equity securities of any nature of the SSI Holdings Subsidiary, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Contractor's right, title and interest in the SSI Holdings Subsidiary or (iii) take any action which could result in the Contractor's right, title and interest in the SSI Holdings Subsidiary becoming subject to a lien, trust, pledge or security interest.

          (b) The Contractor shall cause the SSI Holdings Subsidiary to not (i) vote to enable, or take any other action to permit the SSI Subsidiary to issue limited liability company interests or other ownership or equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any limited liability company interests or other ownership or equity securities of any nature of the SSI Subsidiary, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the SSI Holdings Subsidiary's right, title and interest in the SSI Subsidiary or (iii) take any action which could result in the SSI Holdings Subsidiary's right, title and interest in the SSI Subsidiary becoming subject to a lien, trust, pledge or security interest, except for the security interests created by the Lender Pledge Agreement and the Subordinated Pledge Agreement.

          14.  Acceptance of the System.  Without limiting any of the
               ------------------------
Contractor's rights or any of GTL's obligations, the Contractor and GTL agree that any Certificate of Provisional Acceptance, Certificate of Commercial Service or Certificate of Final Acceptance under the Contract issued by GTL shall be deemed not to have been issued unless GTL shall have received the prior written consent of Deutsche Bank AG, New York Branch, as administrative agent for the Lenders (as defined in the Credit Agreement). The Contractor further acknowledges and agrees that none of the Lenders nor any Agent Related Person (as defined in the Credit Agreement) shall have any liability under the Contract if the Independent Engineer (as defined in the Credit Agreement) shall issue a rejection (including as to a Segment) under the Contract.

          15.  Amendment to Sub-Article 13.  Sub-Article 13(A) of the Contract
               ---------------------------
is hereby amended by deleting paragraph (2) therein in its entirety and inserting in lieu thereof the following:

          "If the other Party defaults on any of its payment obligations (or, in the case of the Contractor, if the amount in the Contingency Account or the amount available to be drawn under the Contingency Letter of Credit and the Retainage Letter of Credit is less than the Required Amount, unless the period of time during which the Retainage Letter of Credit has to be outstanding has expired) and does not cure such default (or does not increase the amount on deposit in the Contingency Account or increase the amount available to be drawn under the Contingency Letter of Credit and the Retainage Letter of Credit to the Required Amount) within a period of thirty (30) days (or such longer period as the non-breaching party may authorize in writing) after receipt of written notice demanding cure;".

          16.  Contractor's Acknowledgments.
               ----------------------------

          (a) The Contractor acknowledges and agrees that the Purchaser has complied with Sub-Article 15(B)(iii) of the Contract, notwithstanding that it complied later than the required date.

          (b) Contractor has had the opportunity to review copies of the Financing Documents listed on Exhibit C hereto (other than the Holding Company Note Purchase Agreement and the Financing Documents relating solely thereto) and the Contractor has no objection to the terms thereof.

          (c) The Contractor acknowledges that the Purchaser has granted liens and security interests on the Purchaser's right, title and interest in and to the System in favor of its lenders pursuant to the Financing Documents and agrees that such liens and security interests are assignments and transfers permitted by and in accordance with Article 37 of the Contract.

          17.  Notices.  Any notices, consent, approval, or other communication
               -------
pursuant to this Supplement shall be in writing, in the English language, and shall be effected in the manner provided for in Sub-Article 35(A) of the Contract, and in the case of the U.S. Subsidiary, the SSI Subsidiary, the U.K. Subsidiary and the German Subsidiary, at the address specified below its signature hereto or to GTL as its agent for notices.

          18.  Parties.  As between the Contractor, GTL and each Assignee that
               -------
becomes a party hereto, this Supplement shall be treated as, and shall be enforceable as, an agreement between the Contractor, GTL and such Assignee and therefor it is not necessary for all Assignees to become parties hereto in order for this Supplement to become valid and enforceable as between the Contractor, GTL and each Assignee which does become a party hereto.

          19.  Governing Law.  This Supplement shall be governed by, and
               -------------
construed and interpreted in accordance with, the laws of the State of New York, United States.

          20.  Netherlands.  The parties agree that none of the foregoing shall
               -----------
limit the Contractor's rights under Sub-Article 6(E) of the Contract.

          21.  Miscellaneous.  Except as expressly amended or supplemented
               -------------
herein, the Contract shall continue to be, and shall remain, in full force and effect in accordance with its terms. This Supplement may be executed by the parties in any number of separate counterparts (including by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered in the location set forth below its signature by its proper and duly authorized officer as of the date hereof.


                                        AT&T SUBMARINE SYSTEMS, INC.


                                        By: /s/ [SIGNATURE ILLEGIBLE]^^
                                           ---------------------------------
                                          Title: President
                                          Signed in:

                                        GLOBAL TELESYSTEMS LTD.


                                        By:_________________________________
                                          Title:
                                          Signed in:

                                        GT LANDING CORP.


                                        By:_________________________________
                                          Title:
                                          Signed in:

                                        Address:



                                        SSI ATLANTIC CROSSING LLC



                                        By: /s/ [SIGNATURE ILLEGIBLE]^^
                                           ---------------------------------
                                          Title: Treasurer
                                          Signed in:

                                        Address: 340 Mount Kemble Avenue
                                                 Morristown, New Jersey 07960
                                                 Telecopy: (201) 326-5664

          IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered in the location set forth below its signature by its proper and duly authorized officer as of the date hereof.


                                        AT&T SUBMARINE SYSTEMS, INC.


                                        By:_________________________________
                                          Title:
                                          Signed in:

                                        GLOBAL TELESYSTEMS LTD.


                                        By:  /s/ [SIGNATURE ILLEGIBLE]^^
                                           ---------------------------------
                                          Title: President
                                          Signed in:

                                        GT LANDING CORP.


                                        By:_________________________________
                                          Title:
                                          Signed in:

                                        Address:



                                        SSI ATLANTIC CROSSING LLC



                                        By:_________________________________
                                          Title:
                                          Signed in:

                                        Address:

          IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered in the location set forth below its signature by its proper and duly authorized officer as of the date hereof.


                                        AT&T SUBMARINE SYSTEMS, INC.


                                        By:_________________________________
                                          Title:
                                          Signed in:

                                        GLOBAL TELESYSTEMS LTD.


                                        By:_________________________________
                                          Title:
                                          Signed in:

                                        GT LANDING CORP.


                                        By: /s/ [SIGNATURE ILLEGIBLE] ^^
                                           ---------------------------------
                                          Title: President
                                          Signed in:

                                        Address: c/o Pacific Capital Group, Inc.
                                                 150 El Camino Drive, Suite 204
                                                 Beverly Hills, California 90212
                                                 Telecopy: (310) 281-4942


                                        SSI ATLANTIC CROSSING LLC



                                        By:_________________________________
                                          Title:
                                          Signed in:

                                        Address:

                                       GT U.K. LTD

                                       By: /s/ [SIGNATURE ILLEGIBLE]
                                           -------------------------------
                                           Title: Director
                                           Signed in:

                                       Address: c/o Wiggin & Co.
                                                The Quadrangle,, Imperial Square
                                                Cheltenham
                                                Gloucestershire GL50 1YX England
                                                Telecopy: (44) 1242 224223

                                       GLOBAL TELESYSTEMS GMBH

                                       By: ________________________________
                                           Title:
                                           Signed in:

                                       Address:


                     AFFIDAVIT OF EXECUTION BY CORPORATION
                     -------------------------------------

I, JANICE BERTHIAUME, of the City of Windsor, in the County of Essex, Province of Ontario, Canada, make oath and say:

1. I am the subscribing witness to the signature and I was present ???? it executed at Windsor, Ontario, on the 27th day of June, 1997, ????? behalf of GT U.K. Ltd. by Clint Walker, Director.

2. I know the said Clint Walker and know him to be the Director of ???? said Corporation.

SWORN before me at the City of     )
Windsor, in the County of Essex,   )   /s/ Janice Berthiaume
                                           -------------------------------
this 27th day of June, 1997.       )       JANICE BERTHIAUME


/s/ [SIGNATURE ILLEGIBLE]
A Commissioner, etc.

                                    ANNEX A

                                  DEFINITIONS

          "Affiliate": of any designated Person, each Person which, directly or
           ---------
indirectly, controls or is controlled by or is under common control with such designated Person. For the purposes of this definition, "control" (including,
                                                         -------
with correlative meanings, the terms "controlled by" and "under common control
                                      ------------        --------------------
with"), as used with respect to any Person, shall mean the possession, directly
----
or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "Applicable Law" or "Law": with respect to any Governmental Authority,
           -----------------------
any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, Governmental Action or requirement of such Governmental Authority along with the interpretation and administration thereof by any Governmental Authority charged with the interpretation or administration thereof. Unless the context clearly requires otherwise, the term "Applicable Law" or "Law" shall include each of the foregoing (and each provision thereof) as in effect at the time in question, including any amendments, supplements, replacements, or other modifications, thereto or thereof, and whether or not in effect as of the date hereof.

          "Business Day": a day other than a Saturday, a Sunday or any other
           ------------
day on which commercial banks in New York City, are required or authorized by Law to be closed and which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Credit Agreement" shall mean the Credit Agreement, dated as of June
           ----------------
27, 1997, among GT Ltd., the financial institutions from time to time parties thereto as lenders, Deutsche Bank AG, New York Branch, and Canadian Imperial Bank of Commerce, as lead agents, Deutsche Bank AG, New York Branch, as administrative agent, and Canadian Imperial Bank of Commerce, as syndication agent, documentation agent and issuing bank (as the same may be amended, supplemented or otherwise modified from time to time).

          "Governmental Action": all permits, authorizations, registrations,
           -------------------
consents, approvals, waivers, exceptions, variances, claims, orders, judgments and decrees, licenses, exemptions, publications to the extent legally binding upon the parties),filings (other than filings of a purely ministerial nature), notices to and declarations of or with any Governmental Authority and shall include, without limitation, all siting, environmental, construction and operating permits and licenses that are required for the construction, use and operation of the System.

          "Governmental Authority": any nation or government, any state or other
           ----------------------
     political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "IRU and Option Agreement": the Indefeasible Right of Use and Option
           ------------------------
     Agreement, dated as of June 27, 1997, between and among Site Lessee, as Grantor and Site Lessor, as Purchaser (as the same may be amended, supplemented or otherwise modified from time to time).

          "Lien": any mortgage, security interest, pledge, hypothecation,
           ----
     encumbrance or lien (statutory or other) of any kind or nature whatsoever (including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any construction lien or any financing lease having substantially the same economic effect as any such agreement and the filing of any statement under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Person": an individual, partnership, corporation, business trust,
           ------
     joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Subordinated Security Agreement" shall mean the Subordinated Security
           -------------------------------
     Agreement, dated as of June 27, 1997, made by Site Lessee in favor of Site Lessor, as the same may be amended, supplemented or otherwise modified from time to time.

          "Tax" or "Taxes": any and all fees (including, without limitation,
           ---      -----
     documentation, recording, license and registration fees), taxes (including, without limitation, net income, franchise, value added, ad valorem, gross income, gross receipts, sales, use, rental, property (personal and real, tangible and intangible) and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax and interest thereon.

          "U.S. Landing Assets and Rights": shall have the meaning given such
           ------------------------------
     term in the Supply Contract.

          "U.S. Personal Property Landing Assets and Rights and Rights": shall
           -----------------------------------------------------------
     have the meaning given such term in the Supply Contract.

          "U.S. Real Property Landing Assets and Rights": shall have the meaning
           --------------------------------------------
     given such term in the Supply Contract.

                               SUPPLEMENT NO. 2

          Supplement No. 2, dated as of December 1, 1997 (this "Supplement No. 2") to the Project Development and Construction Contract described below, among Tyco Submarine Systems Ltd. formerly AT&T Submarine Systems, Inc. (the "Contractor"), Global Telesystems Ltd. ("GTL"), GT Landing Corp. (the "U.S. Subsidiary") GT U.K. Ltd (the U.K. Subsidiary"), Global Telesystems GmbH The "German Subsidiary") and SSI Atlantic Crossing LLC (the "SSI Subsidiary"). (The U.S Subsidiary, U.K. Subsidiary, German Subsidiary and the SSI subsidiary will hereinafter be collectively referred to as the "Subsidiaries").

                                  WITNESSETH

          WHEREAS, unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Contract and Supplement No. 1 described below;

          WHEREAS, the Contractor and GTL have entered into the Project Development and Construction Contract dated March 18, 1997 (as the same has been and may from time to time be further amended, modified or supplemented, the "Contracts), pursuant to which the Contractor has agreed to design, manufacture, construct, install and deliver a fiber optic cable system connecting (a) the United States to the United Kingdom, (b) the United Kingdom to Germany and (c) Germany to the United States, all as more fully described in the Contract;

          WHEREAS, the Contractor and GTL and the Subsidiaries entered into Supplement No. 1, dated as of June 27, 1997 ("Supplement No. 1") pursuant to which GTL transferred all rights under the Contract (i) with respect to the U.S. Real Property Landing Assets and Rights to the U.S. Subsidiary, (ii) with respect to the U.S. Personal Property Landing Assets and Rights to the SSI Subsidiary, (iii) with respect to the U.K. Landing Assets and Rights to the U.K. Subsidiary and (iv) with respect to the German Landing Assets and Rights to the German Subsidiary;

          WHEREAS, the Contractor and GTL have also entered into the Operations, Administration and Maintenance Agreement dated as of March 25, 1997, pursuant to which the Contractor has agreed, in accordance with the terms thereof, to operate, administer and maintain the System;

          WHEREAS, the Contractor and GTL and the Subsidiaries have also entered into Supplement No. 1, dated as of June 27, 1997 to the OA&M Agreement (the "OA&M Supplement") pursuant to which GTL transferred all rights under the OA&M Agreement (i) with respect to the U.S. Personal Property Landing Assets and Rights to the SSI Subsidiary, (ii) with respect to the U.K. Landing Assets and Rights to the U.K. Subsidiary and (iii) with respect to the German Landing Assets and Rights to the German Subsidiary.

          WHEREAS, the Contractor and GTL have also entered into the Sales Agency Agreement, dated as of March 25, 1997;

          WHEREAS, the Contractor and GTL and the Subsidiaries have also entered into Supplement No. 1, dated as of June 27, 1997 to the Sales Agency Agreement (the "Sales Agency Supplement") pursuant to which Contractor, GTL, the U.S. Subsidiary, the U.K. Subsidiary and the German Subsidiary supplemented the provisions of the Sales Agency Agreement to reflect their agreement with respect to the Landing Assets;

          WHEREAS, Article 6 of the Contract contemplates that either Party may propose a Contract Variation;

          WHEREAS, Sub-Article 6(B) of the Contract requires that, a Contract Variation shall not become effective unless and until the Parties execute a supplement to the Contract describing their respective rights and obligations,

          WHEREAS, Sub-Paragraph 9(C) of Supplement No. 1 provides that GTL and its direct and indirect assignees and transferees shall act collectively under the Contract and through GTL as its agent with respect to Contract Variations;

          WHEREAS, GTL intends to form a wholly owned subsidiary in the Netherlands (the "Netherlands Subsidiary") for the purpose of owning and providing capacity the Netherlands Landing Assets and Rights;

          WHEREAS, as soon as the Netherlands Subsidiary is formed, GTL will assign and transfer all of its right, title and interest in, to and under the Contract with respect to Netherlands Landing Assets and Rights to the Netherlands Subsidiary;

          WHEREAS, GTL for itself and on behalf of the Netherlands Subsidiary and the Subsidiaries desires to add an additional landing site to the System at The Netherlands (the "Netherlands Landings") so that it may provide service between and among the United States mainland, United Kingdom, Germany and The Netherlands;

          WHEREAS, GTL for itself and on behalf of the Netherlands Subsidiary and the Subsidiaries desires to modify Segment 3 of the System by splitting it into two parts to include the Netherlands Landing as follows:

          Segment 3a: from Germany to The Netherlands; and

          Segment 3b: from The Netherlands to the United Kingdom;

          WHEREAS, GTL seeks to purchase and own, as set forth herein, the Netherlands Landing and wishes to engage Contractor to perform the Work related thereto;

          WHEREAS, the Netherlands Landing Assets and Rights will eventually be owned by the Netherlands Subsidiary;

          WHEREAS, Contractor is willing to perform the Work with respect to Segment 3a and Segment 3b in accordance with and subject to the terms hereof;

          NOW THEREFORE, in consideration of the premises, the Parties hereto hereby agree as follows:

          1.   DOCUMENTS FORMING THE ENTIRE SUPPLEMENT
               ---------------------------------------

The Contract is hereby amended by adding section 7.0 to the Provisioning Schedule at Appendix 1, and the Netherlands Landing Section of the Billing Schedule at Appendix 2 and by deleting the portion of the Technical Volume, Appendix 5 at Tab 1 (System Description), Tab 2 (System Performance Availability), Tab 3, section 3.1.2 only (Submersible Equipment), Tab 7 (System Commissioning and Acceptance) and Tab 11 (Straight Line Diagram), the Plan of Work (Appendix 3), the Upgrade Plan of Work (Appendix 3A), and by inserting the respective document set forth below in this Paragraph. This Supplement consists of these terms and conditions and the following documents (in the form of attachments, including appendices, attached hereto), which shall be read and construed as part of the Supplement:

 .    Technical Volume, (Appendix 5) System Description (Tab 1), System
     Performance Availability (Tab 2), Submersible Equipment, (Tab 3 section
     3.1.2 only), System Commissioning and Acceptance (Tab 7) and Straight Line Diagram (Tab 11)
 .    Plan of Work, (Appendix 3); Upgrade Plan of Work, (Appendix 3A)
 .    Provisioning Schedule section 7.0 (Appendix 1)
 .    Billing Schedule, Netherlands Landing Section (Appendix 2),

In the event of any inconsistency between the terms and conditions of the Supplement and the above listed documents, the terms and conditions of the Supplement shall prevail. The Appendices listed above have no order of precedence.

          2.   DEFINED TERMS (a) Unless otherwise defined herein, capitalized
               -------------
terms which are defined in the Contract or Supplement No. 1 are used herein as therein defined.

          (b) The Contract is hereby amended by deleting the definition of "Billing Schedule", "Contract Price", "Phase 2 Segment", "Provisioning Schedule", "Ready for Commercial Service", "Ready for Provisional Acceptance", "Segment", "Segment 3", "System", "Technical Volume", "Upgrade Billing Schedule", "Upgrade Plan of Work" and "Upgrade Provisioning Schedule" appearing in Article 3 (Definitions) of the Contract, and by inserting the respective definition as follows:

          Billing Schedule means a billing schedule attached to the Contract as
          ----------------
Appendix 2 as supplemented by Supplement No. 2.

          Contract Price means the Initial Contract Price, plus the Netherlands
          --------------
Landing Price, plus any variations pursuant to Article 6 (Contract Variations), Taxes as set forth in Sub-Article 4(B) and other adjustments to the Contract Price provided for in this Contract.

          Phase 2 Segment means Segment 2 at * per fiber pair on * fiber
          ---------------
pairs and Segment 1 at * per fiber pair on 4 fiber pairs.


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

          Provisioning Schedule means the price schedule attached to the
          ---------------------
Contract as Appendix 1 as supplemented by the Supplement No. 2.

          Ready for Commercial Service means (i) for any Segment, that (a) such
          ----------------------------
Segment has the ability to carry commercial traffic between the two landing points of such Segment (at * per fiber pair on * fiber pairs in the case of a Phase 1 Segment or a Phase 3 Segment and at * per fiber pair on * fiber pairs for Segment 1 and * fiber pairs for Segment 2 in the case of a Phase 2 Segment and at * per fiber pair on * fiber pairs in the case of a Phase
4 Segment) meeting performance criteria of ITU-T G.826 as defined in the System Performance section of the Technical Volume and has line monitoring and protection switching capability, (b) Contractor has tested and provided for STM-1 interconnectivity capability to the Segment terminal equipment according to ITUT G.826, (c) Contractor has substantially performed its obligations under
Article 18 (Intellectual Property) then required to be performed by it, (d) all Permits are obtained for such Segment, (ii) for the System, that the System has the ability to carry commercial traffic throughout the System (at * per fiber pair) meeting performance criteria of ITU-T G.826 as defined in the System Performance section of the Technical Volume with self healing ring protection capability and per Segment protection capability, has line monitoring and per Segment protection switching capability and has network management capability,
(b) Contractor has tested and provided for STM-1 interconnectivity capability to the System terminal equipment according to ITU-T G.826, (c) Contractor has substantially performed its obligations under Article 18 (Intellectual Property) then required to be performed by it, (d) an interconnect agreement is in place with a bona fide carrier at each landing point, and (e) all Permits are obtained for the System and (iii) for any System Upgrade, the System is Ready for Commercial Service at the capacity specified for such System Upgrade.

          Ready for Provisional Acceptance means (i) with respect to any
          --------------------------------
Segment, (a) such Segment is complete in all material respects (and in any event is Ready for Commercial Service), (b) the results of Acceptance Testing of such Segment demonstrate that such Segment has satisfied the System Performance Requirements, (c) Contractor has substantially performed its obligations under
Article 18 (Intellectual Property) then required to be performed by it, and (d) all Permits are obtained for such Segment, (ii) with respect to the System, the System is complete in all material respects (and in any event is Ready for Commercial Service), all four Segments are Ready for Provisional Acceptance with self-healing ring protection capability and per Segment protection capability and line monitoring and network management capability and (iii) with respect to any System Upgrade, the results of Acceptance Testing of such System Upgrade demonstrate that such System Upgrade is complete in all material respects and is sufficient to realize the Performance Requirements.

          Segment means Segment 1, Segment 2, Segment 3a or Segment 3b as the
          -------
case may be.

          System means the four fiber pair submarine cable system consisting of
          ------
Segments 1, 2, 3a and 3b (at a per fiber pair capacity of * at the Date of Commercial Service or the Date of Provisional Acceptance, as the case may be of the System, with each


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

Segment upgradeable to * per fiber pair at the Date of Provisional Acceptance) as more fully described in the System Description section of the Technical Volume.

          Technical Volume means the Technical Volume attached to the Contract
          ----------------
as Appendix 5, as modified by the Supplement No. 2.

          Upgrade Plan of Work means the plan of work attached to this
          --------------------
Supplement No. 2 as Appendix 3A.

          Upgrade Provisioning Schedule means the provisioning schedule attached
          -----------------------------
to the Contract as Appendix 1A, as supplemented by the Supplement No. 2.

          (c) Article 3 of the Contract is hereby amended to add the following definitions:

          Netherlands Landing Assets and Rights means all Landing Assets and
          -------------------------------------
Rights in the Netherlands.

          Netherlands Landing Price has the meaning set forth in Paragraph 3 to
          -------------------------
this Supplement No. 2.

          Phase 3 Segment means Segment 2 or Segment 3a.
          ---------------

          Phase 4 Segment means Segment 1, 2, 3a and 3b at 10 Gb/s per fiber
          ---------------
pair on 4 fiber pairs.

          Segment 3a means Segment B2 as defined in the Technical Volume from
          ----------
Germany to the Netherlands and landing in locations capable of interconnecting with major telecommunications carriers.

          Segment 3b means Segment B1 as defined in the Technical Volume from
          ----------
the Netherlands to the United Kingdom and landing in locations capable of interconnecting with major telecommunications carrier.

          Supplement No. 2 means this supplement to the Contract (as the same may from time to time be amended, modified or supplemented).

          (d) Paragraph 1 of Supplement No. 1 is hereby amended by deleting the definition of "Landing Countries", and by inserting the following:

          Landing Countries means the United States of America, the United
          -----------------
Kingdom, The Netherlands and Germany.

          3.   NETHERLANDS LANDING PRICE (a) the Price for the Netherlands
               -------------------------
Landing in United States Dollars (US) is a fixed fee of * dollars (the "Netherlands Landing Price"). The Netherlands Landing Price does not include the cost of optional upgrades which


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

are described in Article 6A (Optional Upgrades) of the Contract, any contract variations as provided for in Article 6 (Contract Variations) except the contract variation provided for in this Supplement, any Taxes, services performed pursuant to the Operations, Administration and Maintenance Agreement, or services performed pursuant to the Sales Agency Agreement.

          (b)  The Netherlands Landing Price excludes any Tax.

          4.   TERMS OF PAYMENT The Contractor will send separate invoices to
               ----------------
the Netherlands Subsidiary once it has been formed, and GTL has assigned and transferred all of its right, title and interest in, to and under the Contract with respect to the Netherlands Landing Assets and Rights, for payment for the Netherlands Landing Assets and Rights.

          5.   ACCEPTANCE Article 8 Sub-Article (A)(7) of the Contract is hereby
               ----------
deleted and the following is inserted in its place: "The Contractor agrees that the Date of Provisional Acceptance or Commercial Service of the System will occur by February 22, 1999 (as such date may be extended under Article 6 (Contract Variations), Article 17 (Force Majeure) or otherwise under this Contract or by agreement of the Parties, the "Scheduled RFS Date"). The Contractor shall use reasonable efforts to be Ready for Provisional Acceptance or Commercial Service with respect to Segment 1 with a capacity of * per fiber pair on * by November 30, 1998 and with respect to Segment 3a with a capacity of
* per fiber pair on * by January 12, 1999."

          6.   NOTICES Any notice, consent, approval, or other communication
               -------
pursuant to this Supplement shall be in writing, in the English language, and shall be effected in the manner provided in Sub-Article 35(A) of the Contract and Paragraph 17 of Supplement No. 1, and in the case of the Netherlands Subsidiary, at the address specified below its signature hereto or to GTL as its agent for notices.

          7.   REPRESENTATIONS BY GTL GTL represents and warrants that the
               ----------------------
Netherlands Subsidiary will be a direct, wholly-owned subsidiary and acknowledges and agrees that any transfer of any interest in the Netherlands Subsidiary (or any other person or entity with any Landing Assets and Rights) will be subject to the Transfer Restrictions to the same extent as a transfer of any Landing Assets and Rights and further agrees that it will cause each direct or indirect transferee of any such interest to acknowledge and agree that such transferee is also subject to the Transfer Restrictions with respect to such interest.

          8.   JOINT AND SEVERAL LIABILITY (a) Paragraph 3(b) of Supplement No.
               ---------------------------
1 is hereby amended to provide: The U.S. Subsidiary, the U.K. Subsidiary and the Netherlands Subsidiary shall be jointly and severally liable, together with GTL, for all of GTL's obligations under the Contract, including without limitation, GTL's obligations under paragraph (a) above."

(b) Paragraph 3(d) of Supplement No. 1 is hereby amended to provide: "GTL, the U.K. Subsidiary and the Netherlands Subsidiary shall be jointly and severally liable with the U.S. Subsidiary to pay the IRU Price."


* MATERIAL OMITTED AND SEPARATELY FILED WITH THE COMMISSION UNDER AN APPLICATION FOR CONFIDENTIAL TREATMENT.

          9.   GOVERNING LAW This Supplement shall be governed by, and construed
               -------------
and interpreted in accordance with, the laws of the State of New York, United States.

          10.  ASSIGNMENT TO NETHERLANDS SUBSIDIARY When the Netherlands
               ------------------------------------
Subsidiary is formed, the Parties hereto will execute and deliver a Supplement to the Contract to assign and transfer the contract rights in the Netherlands Landing Assets and Rights to the Netherlands Subsidiary containing provisions similar to the provisions of Supplement No.1 to the Contract.

          11.  ARRANGEMENT WITH DEUTSCHE TELEKOM AG The Parties hereby
               ------------------------------------
acknowledge and agree that the lease agreement between De Te Immobilien ("De Te") and the German Subsidiary (the "Lease") for the lease of floor space in the Cable Station located in Westerland, Germany shall be for a minimum square meters of 735 square meters on two floors. Nothing contained in the Lease or any other contract between GTL and/or the German Subsidiary and De Te and/or Deutsche Telekom AG shall change, limit or otherwise alter the minimum amount of floor space stated in this Paragraph.

          12.  MISCELLANEOUS Except as expressly amended or supplemented herein,
               -------------
the Contract and Supplement No. 1 shall continue to be, and shall remain, in full force and effect in accordance with its terms. This Supplement may be executed by the parties in any number of separate counterparts (including facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered in _______________ by its proper and duly authorized officer as of the date hereof.

                                    TYCO SUBMARINE SYSTEMS LTD.


                                    By: /s/ Neil Garvey
                                        -----------------------
                                    Title:  President
                                    Signed in:  USA

                                   GLOBAL TELESYSTEMS LTD.


                                    By:   /s/ K. Eugene Shutler
                                         -----------------------------------
                                    Title:  Executive Director
                                    Signed in: Bermuda

                                    GT LANDING CORP.


                                    By:   /s/ K. Eugene Shutler
                                         -----------------------------------
                                    Title:  Director
                                    Signed in:  Bermuda

                                    GT U.K. LTD.


                                    By:   /s/ K. Eugene Shutler
                                         -----------------------------------
                                    Title:  Director
                                    Signed in:  Bermuda

                                    GLOBAL TELESYSTEMS GmbH


                                    By:     /s/ K. Eugene Shutler
                                          ----------------------------------
                                    Title:  Director
                                    Signed in:  Bermuda

                                    SSI ATLANTIC CROSSING LLC


                                    By:   /s/
                                         -----------------------------------
                                    Title:  Vice President
                                    Signed in:  USA